                                                                 Exhibit 10.3



                                ITT CORPORATION

                                                 Sublandlord




                                      and


                    GENESIS DIRECT SECAUCUS OPERATIONS, LLC


                                                 Subtenant






          ----------------------------------------------------------

                              SUBLEASE AGREEMENT

                          DATED AS OF FEBRUARY , 1997

          ----------------------------------------------------------





                                100 Plaza Drive
                      Portion of 1st, 3rd and 4th Floors
                             Secaucus, New Jersey

                               TABLE OF CONTENTS
                               -----------------


1.     Sublease Premises/Use................................................. 2
       ---------------------
2.     Term.................................................................. 2
       ----
3.     Rent: Sublease Fixed Rent: Sublease Additional Rent................... 5
       ---------------------------------------------------
4.     Real Estate Tax and Operating Expense Payments........................ 7
       ----------------------------------------------
5.     Applicability of Overlease Provisions.................................12
       -------------------------------------
6.     Subordination.........................................................19
       -------------
7.     Quiet Enjoyment.......................................................20
       ---------------
8.     Condemnation..........................................................20
       ------------
9.     Assignment, Subletting, and Mortgaging................................22
       --------------------------------------
10.    Damage and Destruction................................................26
       ----------------------
11.    Security..............................................................28
       --------
12.    Electric/Gas Energy...................................................31
       -------------------
13.    Parking...............................................................32
       -------
14.    Definition of Sublandlord.............................................32
       -------------------------
15.    Notices...............................................................33
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16.    Broker................................................................34
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17.    Inspection............................................................34
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18.    Right of First Offer..................................................34
       --------------------
19.    Subtenant's Work/Sublandlord's Work...................................43
       -----------------------------------
20.    Sublandlord's Systems and Equipment...................................49
       -----------------------------------
21.    Building Name.........................................................49
       -------------
22.    Representations. Warranties and Covenants of Sublandlord..............49
       --------------------------------------------------------
23.    Representations. Warranties and Covenants of Subtenant................51
       ------------------------------------------------------
24.    Roof..................................................................52
       ----
25.    Subtenant's Right to Provide Cleaning Services........................52
       ----------------------------------------------
26.    Capitalized Terms.....................................................53
       -----------------

                                   EXHIBITS
                                   --------


Exhibit A                   Overlease

Exhibit B-I                 Floor Plan of First Floor Space

Exhibit B-2                 Floor Plan of Third Floor Space

Exhibit B-3                 Floor Plan of Fourth Floor Space

Exhibit C                   Genesis Indemnity Letter

Exhibit D                   Inside Parking Area

Exhibit E                   Outside Parking Area

Exhibit F                   Sublandlord's Personal Property

Exhibit G                   Roof Space

Exhibit H                   Letter of Credit

Exhibit I                   Preliminary Plans

                              SUBLEASE AGREEMENT


          THIS SUBLEASE AGREEMENT (hereinafter "Sublease"), made as of this 14th day of February, 1997 (hereinafter the "Effective Date"), between ITT CORPORATION (formerly known as ITT Destinations, lnc.), a Nevada corporation, with its offices at 1330 Avenue of the Americas, New York, New York 10019 (hereinafter "Sublandlord"), and GENESIS DIRECT SECAUCUS OPERATIONS, LLC, a Delaware limited liability company, with its offices at One Bridge Plaza, Suite 680, Fort Lee, New Jersey 07024-0407 (hereinafter "Subtenant").

                                   WITNESSETH:

         WHEREAS, Sublandlord is the tenant under that certain Agreement of Lease dated March 28, 1989, between Meadow Park Associates (hereinafter "Overlandlord"), as landlord, and ITT Corporation, a Delaware corporation (hereinafter "Original Tenant"), as tenant, as amended by Letter Agreement dated March 28, 1989, First Lease Modification Agreement dated November 17, 1989, Letter Agreement dated March 26, 1991 and Second Lease Modification Agreement dated March 31, 1992 (said Agreement of Lease, Letter Agreement dated March 28, 1989, First Lease Modification Agreement, Letter Agreement dated March 26, 1991 and Second Lease Modification Agreement are annexed hereto as Exhibit A and are hereinafter the "Overlease"), which Overlease demised portions of the first
(1st), third (3rd) and fourth (4th) floors (hereinafter the "Overlease Premises") of the building (hereinafter the "Building") known as 100 Plaza Drive, Secaucus, New Jersey, in the Plaza at Harmon Meadow and certain appurtenant parking and other rights as described in the Overlease.

          WHEREAS, Sublandlord is the successor-in-interest to Original Tenant as tenant under the Overlease pursuant to Lease Assignment Agreement dated as of December 15, 1995, between Original Tenant and Sublandlord.

          WHEREAS, Subtenant herein desires to sublet from Sublandlord the following portions of the Overlease Premises: (a) the entire portion of the first (1st) floor of the Overlease Premises containing 4,529 square feet of Gross Floor Space and being more particularly described in Exhibit B-I annexed hereto; (b) the entire portion of the third (3rd) floor of the Overlease Premises containing 37,103 square feet of Gross Floor Space and being more particularly described in Exhibit B-2 annexed hereto; and (c) that portion of the fourth (4th) floor of the Overlease Premises containing 60,833 square feet of Gross Floor Space and being more particularly described in Exhibit B-3 annexed hereto (said premises being sublet hereunder are sometimes hereinafter collectively referred to as the "Sublease Premises"), consisting of an aggregate of 102,465 square feet of Gross Floor Space and Sublandlord is willing to sublet the Sublease Premises upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and Ten Dollars ($10.00) and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Sublandlord and Subtenant hereby covenant and agree as follows:

          1. Sublease Premises/Use. Sublandlord hereby leases to Subtenant and Subtenant leases and hires from Sublandlord, the Sublease Premises as the same are more particularly described in Exhibits B-1, B-2 and B-3 annexed hereto, together with the right to (i) the exclusive use of parking spaces as set forth in Paragraph 13 of this Sublease, (ii) the use of the roof of the Building as set forth in Paragraph 24 of this Sublease, and (iii) the right to use in common with Overlandlord, Sublandlord and other tenants in the Building and their invitees, customers and employees, all lobby areas, stairways, elevators, toilets and other Interior Common Areas in the Building, as well as the right to use in common with Overlandlord, Sublandlord and other tenants in the Entire Premises, their invitees, customers and employees, the peripheral roads/overpass and Exterior Common Areas as set forth in Section 7.02 and 7.03 of the Overlease; subject, however, to the provisions of Paragraph 13 of this Sublease. The Sublease Premises shall be used by Subtenant for general and executive office uses and attendant administration uses, and any other uses permitted under the Overlease, and for no other purposes. Subtenant expressly covenants and agrees with Sublandlord that the Sublease Premises may not be used by Subtenant for any use or in any manner which shall violate any of the terms of the Overlease.

          2. Term. (a) The term of this Sublease (hereinafter the "Term") shall commence on the date (hereinafter the "Sublease Commencement Date") which is the latest to occur of (i) the date that this Sublease has been fully executed and delivered to Sublandlord and Subtenant, and (ii) the date Overlandlord shall have (1) granted written consent (hereinafter the "Consent") to this Sublease and to Subtenant's Work (as hereinafter defined) as set forth on the final plan (as hereinafter defined) and (2) agreed (hereinafter the "Restoration Waiver") in writing that Sublandlord shall have no obligation at the expiration of the Overlease to remove Subtenant's Work encompassed within the final plan and restore the Sublease Premises to their condition prior to the making of such Subtenant's Work, and shall end at 11:59 p.m. on March 30, 2005 (hereinafter the "Sublease Expiration Date"), or on such earlier date upon which this Sublease shall terminate for any reason. Subject to the provisions of the next succeeding sentence, Sublandlord shall deliver the Sublease Premises to Subtenant on the Sublease Commencement Date, free of all tenancies (except for the Overlease) and occupants. Except as otherwise expressly provided in subsection (d) of this Paragraph 2, notwithstanding that the Sublease Commencement Date shall have occurred, Subtenant shall have no right to occupy the Sublease Premises and Sublandlord shall have no obligation to deliver the Sublease Premises to Subtenant until the first of the following events shall occur (the first to occur of such events being hereinafter referred to as the "Sublease Occupancy Event"): (i) Subtenant shall have notified Sublandlord in writing that it has obtained the Grant (as hereinafter defined) and (ii) Subtenant shall have failed to timely exercise Subtenant's Termination Right (as hereinafter defined). If within thirty (30) days following the Effective Date, Sublandlord shall have failed to obtain the Consent and the Restoration Waiver from Overlandlord, Subtenant shall have the right to terminate this Sublease on written notice to Sublandlord given within ten (10) business days after the expiration of said thirty (30) day period, unless prior to the exercise by Subtenant of such right of termination Sublandlord shall have obtained the Consent and the Restoration Waiver. In addition, if Sublandlord fails to make available possession of the Sublease Premises to Subtenant in accordance with the terms hereof on the latest to occur of (a) the date Sublandlord delivers the Consent and the Restoration Waiver to Subtenant, and (b) the date on which the first of the following shall occur: (i) Subtenant shall have notified Sublandlord that it has obtained the Grant, and (ii) March 20, 1997, provided Subtenant has not exercised Subtenant's Termination Right prior to said date, then, (i) Subtenant shall have the right to terminate this Sublease on written notice to Sublandlord given within ten (10) business days after the latest to occur of the dates described in (a) and (b) of this sentence above, unless prior to the exercise by Subtenant of such right of termination Sublandlord shall have made available to Subtenant such possession of the Sublease Premises. If the Sublease is not terminated by Subtenant pursuant to its right to do so under the immediately preceding sentence, then, the Rent Commencement Date (as hereinafter defined) shall be delayed one day for each day that Sublandlord fails to so make available possession of the Sublease Premises to Subtenant from and after the latest to occur of the dates described in (a) and (b) of said immediately preceding sentence. Sublandlord may terminate this Sublease upon ten (10) days written notice to Subtenant, if within thirty (30) days following the Effective Date it is unable to obtain the Consent and the Restoration Waiver, unless prior to the exercise by Sublandlord of such right of termination Sublandlord obtains the Consent and the Restoration Waiver. If this Sublease shall so terminate as provided in this subsection (a) of Paragraph 2, (a) this Sublease shall be deemed null and void and of no further force or effect (except with respect to the provisions of Paragraph 16 hereof which shall survive such termination), and
(b) Sublandlord shall promptly return to Subtenant any amount paid by Subtenant upon Subtenant's execution of this Sublease for Sublease Fixed Rent.


                  (b) Subtenant shall have the right (herein "Subtenant's Termination Right"), by written notice of termination given to Sublandlord on or after March 14, 1997, but prior to March 20, 1997, to terminate this Sublease if the New Jersey Economic Development Authority's Board (hereinafter the "Board") shall not have approved by March 14,1997 the award of the State of New Jersey Business Employment Incentive Program Grant (herein the "Grant") to Subtenant with respect to Subtenant's use of the Sublease Premises for its business use, provided, however, Subtenant's Termination Right shall automatically expire if the Board shall approve the Grant prior to the exercise by Subtenant of Subtenant's Termination Right. If this Sublease shall so terminate (a) this Sublease shall be deemed null and void and of no further force or effect, except with respect to the provisions of Paragraph 2(d) and 16 hereof which shall survive such termination, and (b) Sublandlord shall promptly return to

Subtenant any amount paid by Subtenant upon the Subtenant's execution of this Sublease for Sublease Fixed Rent.

                   (c) The award of the Grant, pending the approval of the Board, is a material factor in Subtenant's expansion plans for New Jersey. Subtenant would not expand to the Sublease Premises but for the award of this Grant. Subtenant agrees to use reasonable efforts to pursue the obtaining of the Board's approval of the Grant, and to advise Sublandlord promptly as to whether it obtained or failed to obtain the Board's approval of the Grant.

                   (d) If the Sublease Commencement Date shall have occurred but the Sublease Occupancy Event shall not have occurred, then Subtenant shall have the right, upon one (1) days prior written notice (hereinafter the "Early Occupancy Notice") to Sublandlord, to occupy the Sublease Premises for the limited purpose of performing Subtenant's Work (as said term is hereinafter defined), provided that Subtenant delivers to Sublandlord, concurrently with the giving of the Early Occupancy Notice, (1) a letter of indemnity (hereinafter the "Genesis Indemnity Letter") from Genesis Direct, Inc. to Sublandlord in the form of Exhibit C annexed hereto, (2) a certified copy of a resolution of the Board of Directors of Genesis Direct, Inc. authorizing the execution and delivery to Sublandlord of the Genesis Indemnity Letter and an incumbency certificate with respect to officer(s) of Genesis Direct, Inc. executing the Genesis Indemnity Letter, and (3) a Two Million Dollar ($2,000,000) unconditional, irrevocable commercial letter of credit, in form and substance reasonably satisfactory to Sublandlord (the form attached hereto as Exhibit H is satisfactory to Sublandlord), and issued by a member bank of the New York Clearinghouse Association acceptable to Sublandlord in its reasonable discretion, payable upon presentation by Sublandlord to such bank at its counters in New York City of a sight draft, without presentation of any other documents, statements or authorizations, which letter of credit shall provide for the continuance of such credit for the period of at least ninety (90) days from the date of its delivery to Sublandlord. If the Subtenant shall exercise Subtenant's Termination Right, Sublandlord shall have the right to draw on such letter of credit at sight for the full sum thereof. Sublandlord shall have the right to retain the full proceeds of the letter of credit as liquidated damages for the damage incurred by Sublandlord as a result of the exercise by Subtenant of Subtenant's Termination Right and arising from the performance of all or a portion of Subtenant's Work, including, without limitation, (a) any damage done to the Sublease Premises as a result of the performance of Subtenant's Work, (b) the cost to Sublandlord of restoring the Sublease Premises, (c) loss by Sublandlord of rental that could have been earned with respect to the Sublease Premises had the Term of the Sublease not been terminated by Subtenant, and (d) loss by Sublandlord of rental that could have been earned with respect to the Sublease Premises during periods required to restore the Premises following Subtenant's exercise of Subtenant's Termination Right. Sublandlord and Subtenant agree that Sublandlord's actual damages in the event of Subtenant's performance of Subtenant's Work (in whole or in part) and Subtenant's exercise of Subtenant's Termination Right would be difficult or impossible to determine and that, after negotiations, the proceeds of the letter of credit, to wit,

$2,000,000, has been selected as Sublandlord's and Subtenant's best estimate of Sublandlord's damages. Performance of Subtenant's Work is subject to compliance with the provisions of Paragraph 19 of this Sublease and Article 15 of the Overlease to the extent incorporated into this Sublease. Notwithstanding the said letter of credit and the foregoing liquidated damages provision, Subtenant shall remain responsible for all costs incurred for the performance of Subtenant's Work and hereby agrees to indemnify and hold harmless Sublandlord from and against any and all loss, cost, damage, expense or liability that Sublandlord may incur by reason of Subtenant's failure to pay all costs incurred for or with respect to the performance of Subtenant's Work. Except as specifically provided in the next succeeding sentence, the $2,000,000 letter of credit and the proceeds thereof shall not be Security Funds. The parties agree that if a Sublease Occupancy Event shall occur and Subtenant's Termination Right shall not have been exercised, Sublandlord shall return the $2,000,000 letter of credit to Subtenant concurrently with the delivery to Sublandlord of the Security Funds (as said term is hereinafter defined) and from and after the occurrence of a Sublease Occupancy Event and until the Security Funds are so delivered to Sublandlord, said $2,000,000 letter of credit shall be and shall be deemed to be the Security Funds, limited in amount, however, to the sum as specified in Paragraph 11 of this Sublease. Any controversy arising with respect to the $2,000,000 letter of credit shall be decided by the United States District Court for the Southern District of New York, which shall have exclusive jurisdiction over such controversy, and the parties hereby consent to personal jurisdiction and venue in that court. If Subtenant exercises the Subtenant's Termination Right Sublandlord shall promptly refund to Subtenant any Sublease Fixed Rent paid by Subtenant to Sublandlord on execution of this Sublease.

          3.       Rent: Sublease Fixed Rent: Sublease Additional Rent.

                  (a) Payment of Rent - Subtenant agrees to pay rent (hereinafter the "Rent") for the Sublease Premises to Sublandlord, which at all times during the Term shall consist of: (i) fixed rent (hereinafter "Sublease Fixed Rent") which, for the period commencing on the two hundred tenth (210th) day including and after the date that this Sublease has been fully executed and delivered to Sublandlord and Subtenant, and the Consent has been granted (hereinafter the "Rent Commencement Date"), to and including the Sublease Expiration Date, shall be Twelve and 50/100 Dollars ($12.50) per square foot of Gross Floor Space per annum (i.e., $1,280,812.50 per annum for 102,465 square feet of Gross Floor Space) payable in equal monthly installments of One Hundred Six Thousand Seven Hundred Thirty-Four and 38/100 Dollars ($106,734.38); and
(ii) additional charges (hereinafter the "Sublease Additional Charges") which shall be all amounts that become payable by Subtenant to Sublandlord hereunder other than the Sublease Fixed Rent. Subtenant shall pay to Sublandlord, as Sublease Additional Charges, during the Term, Real Estate Taxes and Operating Expenses as set forth in Paragraph 4 hereof.

     (b) The Sublease Fixed Rent shall be payable in equal monthly installments, each payable in advance on the first day of each and every calendar month of the Term and without deduction or offset, except as may otherwise be provided herein, and, except that the first monthly installment due under this Sublease shall be paid to Sublandlord on the execution hereof. If the Term commences or ends on a day other than the first or last day, respectively, of a calendar month, then the second and final monthly installments of Sublease Fixed Rent shall be prorated in the proportion that the number of days this Sublease is in effect during the first and last partial month bears to the total number of days in such calendar month, and such prorated rent for the last partial month of the Term shall be payable on the first day of such month.

                   (c) The Rent shall be paid in lawful money of the United States to Sublandlord at its office at the address above set forth, or such other place as Sublandlord shall designate by notice to Subtenant. Subtenant shall pay the Rent promptly when due without notice or demand therefor (except as to Subtenant Additional Charges of which Subtenant shall be notified) and without any abatement, deduction or setoff for any reason whatsoever, except as may be expressly provided in this Sublease. If Subtenant makes any payment to Sublandlord by check, same shall be by check of Subtenant and Sublandlord shall not be required to accept the check of any other Person, and any check received by Sublandlord shall be deemed received subject to collection. Subtenant shall assume the risk of lateness or failure of delivery of the mails, with respect to payments made by Subtenant by mail, and no lateness or failure of the mails will excuse Subtenant from its obligation to have made the payment in question when required under this Sublease.

                   (d) No payment by Subtenant or receipt or acceptance by Sublandlord of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Sublandlord may accept such check or payment without prejudice to Sublandlord's right to recover the balance or pursue any other remedy in this Sublease or at law provided.

                   (e) If Subtenant is in default in payment of Rent beyond the expiration of any applicable grace and notice periods, Subtenant waives Subtenant's right, if any, to designate the items to which any payments made by Subtenant are to be credited and Sublandlord may apply any payments made by Subtenant to such items as Sublandlord sees fit, irrespective of and notwithstanding any designation or request by Subtenant as to the items to which any such payments shall be credited.

                   (f) Any Sublease Additional Charge required of Subtenant by Sublandlord shall be stated in a written notice to Subtenant from Sublandlord and accompanied with reasonable supporting documentation and Subtenant shall have fifteen (15) days from notice of such in which to make said payment; provided, however, Real Estate Taxes and Operating Expenses shall be invoiced and paid in accordance with the provisions of Paragraph 4.

                   (g) All such sums payable by Subtenant to Sublandlord are sometimes hereinafter collectively referred to as, and shall collectively constitute, "rent" for all purposes hereunder, at law and in equity.

         4.       Real Estate Tax and Operating Expense Payments
                  ----------------------------------------------

                  (a) Definitions. As used in this Sublease, the term "Real Estate Taxes" shall have the meaning given to it and shall be calculated as provided in the Overlease; the terms "Operating Expenses" and "Additional Charges" shall have the respective meanings given to them in the Overlease; the term "Sublease Operation Year" shall mean each consecutive twelve (12) month period commencing January 1, 1997; the term "Sublease Base Year" shall mean the Sublease Operation Year commencing January 1, 1997; the term "Subtenant's Fraction" shall mean that fraction which is the proportion of the Gross Floor Space of the Sublease Premises to the Gross Floor Space of the Overlease Premises (i.e., .9169), if the Gross Floor Space of the Overlease Premises should change during the Term of this Sublease, then Subtenant's Fraction shall be adjusted accordingly and such adjustment shall pertain to all periods subsequent to such change; and the term "Subtenant's Proportionate Shares" shall mean the respective percentages obtained by multiplying by Subtenant's Fraction (a), with respect to Real Estate Taxes, the respective percentages for Tenant's Proportionate Share set forth in Exhibit K of the Overlease, as such percentages were adjusted pursuant to the provisions of Paragraph 6 of the Second Lease Modification Agreement constituting a part of the Overlease, and
(b) with respect to Operating Expenses and "Overlandlord's Electricity and Gas Costs" (as said term is defined in Paragraph 12 of this Sublease), the respective percentages for Tenant's Proportionate Share set forth in Exhibit L of the Overlease, as such percentages were adjusted pursuant to the provisions of Paragraph 6 of said Second Lease Modification Agreement. If there shall be a further adjustment in Tenant's Proportionate Share by reason of any further change in the Gross Floor Space of the Overlease Premises, there shall be an appropriate adjustment to the percentages of Tenant's Proportionate Share for purposes hereof as of the date of such change.

                  (b) Subtenant's Share of Costs - Subtenant shall pay, as
                      --------------------------
Sublease Additional Charges, Subtenant's Proportionate Shares of the amounts by which Additional Charges for Real Estate Taxes and Operating Expenses payable by Sublandlord under the Overlease for any Sublease Operational Year subsequent to the Sublease Base Year exceed the Additional Charges for Real Estate Taxes and Operating Expenses payable by Sublandlord under the Overlease for the Sublease Base Year. As an Operation Year under the Overlease and a Sublease Operation Year under this Sublease include different fiscal periods (i.e., April 1 - March 31 Operation Year under the Overlease and January 1 - December 31 Sublease Operation Year under this Sublease), it is agreed for purposes of this Sublease that (i) Real Estate Taxes and Operating Expenses accruing during an Operation Year under the Overlease shall be deemed to have accrued in equal monthly amounts during such Operation Year and (ii) Additional Charges for Real Estate Taxes and Operating

Expenses payable by Sublandlord under the Overlease for any such Operation Year shall be deemed to have been paid by Sublandlord in corresponding equal monthly amounts over such Operation Year.

                  (c) For each Sublease Operation Year during the Term subsequent to the Sublease Base Year, Sublandlord shall estimate Subtenant's Sublease Additional Charges for Real Estate Taxes (which estimate may be changed by Sublandlord from time to time, but not more than four (4) times per year) and Subtenant shall pay to Sublandlord one-twelfth (1/12th) of Subtenant's Sublease Additional Charges for Real Estate Taxes so estimated on the first day of each month of such Sublease Operation Year in advance. If at any time Sublandlord changes its estimate of Subtenant's Sublease Additional Charges for Real Estate Taxes for the then current Sublease Operation Year or partial Sublease Operation Year, Sublandlord shall give notice to Subtenant of such change and within twenty (20) business days after such notice Sublandlord and Subtenant shall adjust for any overpayment or underpayment during the prior months of the then current Sublease Operation Year or partial Sublease Operation Year. After the end of each Sublease Operation Year and after the end of the Term, Sublandlord shall submit to Subtenant a statement in reasonable detail of Subtenant's actual Sublease Additional Charges for Real Estate Taxes for such Sublease Operation Year or partial Sublease Operation Year, and if Subtenant's actual Sublease Additional Charges for Real Estate Taxes so stated for such Sublease Operation Year are more or less than the amount paid therefor Subtenant shall pay to Sublandlord the deficiency, or Sublandlord shall refund to Subtenant the excess, within twenty (20) business days after submission of such statement. If Subtenant is in default hereunder beyond the expiration of any applicable grace and notice periods on the date any such payment to Subtenant is otherwise due, payment of such refund will be suspended until such time, if any, that such default is cured. The provisions hereof shall survive the expiration or sooner termination of the Term.

                  (d) If Sublandlord shall receive a refund of Real Estate Taxes for any Fiscal Tax Year subsequent to Fiscal Tax Year ending December 31, 1997, Sublandlord at Sublandlord's election shall either pay to Subtenant, or permit Subtenant to credit against subsequent payments under this Paragraph, an amount equal to Subtenant's Proportionate Share (applicable to the category of Real Property to which the refund related) of the refund, less Sublandlord's actual, out-of-pocket reasonable costs and expenses, including, but not limited to, third party, independent appraisal, accounting and legal fees of obtaining the same, but in no event shall Subtenant be paid or credited with any share of such refund in excess of amounts paid by Subtenant with respect to such refunded Real Estate Taxes. There shall be an appropriate adjustment to the extent any part of such fiscal tax year is outside of the Term of this Sublease.

                  (e) For each Sublease Operation Year during the Term subsequent to the Sublease Base Year, Sublandlord shall estimate, based on Overlandlord's estimates of Additional Charges for Operating Expenses, Subtenant's Sublease

Additional Charges for Operating Expenses (which estimate may be changed by Sublandlord from time to time, based upon actual changes in Additional Charges for Operating Expenses payable or to be payable pursuant to the provisions of
Section 6.03(b) of the Overlease) and Subtenant shall pay to Sublandlord one-twelfth (1/12th) of Subtenant's Sublease Additional Charges so estimated on the first day of each month of such Sublease Operation Year in advance. If at any time Sublandlord changes its estimate of Subtenant's Sublease Additional Charges for Operating Expenses for the then current Sublease Operation Year or partial Sublease Operation Year as aforesaid, Sublandlord shall give notice to Subtenant of such change and within twenty (20) business days after such notice Sublandlord and Subtenant shall adjust for any overpayment or underpayment during the prior months of the then current Sublease Operation Year or partial Sublease Operation Year. Nothing contained herein shall be construed to limit the right of Overlandlord from time to time, based upon actual changes in Operating Expenses payable or to be payable pursuant to the provisions of
Section 6.03(b) of the Overlease, during any period to reasonably revise its estimates of the expenses which are the subject of this Paragraph and to reflect such revision by prospective adjustment in billings to Sublandlord in which case Sublandlord shall be entitled to make a corresponding proportionate adjustment in billings to Subtenant for Subtenant's monthly installments payable under this Paragraph 4 over the remainder of the period. After the end of each Sublease Operation Year and after the end of the Term, Sublandlord shall submit to Subtenant a statement in reasonable detail of Subtenant's actual Sublease Additional Charges for Operating Expenses for such Sublease Operation Year or partial Sublease Operation Year, and if Subtenant's actual Sublease Additional Charges for Operating Expenses so stated for such Sublease Operation Year are more or less than the amount paid therefor Subtenant shall pay to Sublandlord the deficiency, or Sublandlord shall refund to Subtenant the excess, within twenty (20) business days after submission of such statement. If Subtenant is in default hereunder beyond the expiration of any applicable grace and notice periods on the date such payment is otherwise due, payment of such refund will be suspended until such time, if any, that such default is cured. The provisions hereof shall survive the expiration or sooner termination of the Term.

                  (f) (i) Each such statement given by Sublandlord pursuant to subparagraph 4(c) or subparagraph 4(e), or with respect to any other Sublease Additional Charges, shall be conclusive and binding upon Subtenant, unless within thirty (30) days after the receipt thereof Subtenant shall notify Sublandlord in writing that it disputes the correctness of the statement, and within thirty (30) days thereafter shall specify in writing the particular respects in which the statement is claimed to be incorrect. If such dispute is not settled by agreement within thirty (30) days thereafter, either party may submit the dispute to arbitration as provided in Article 36 of the Overlease incorporated into this Sublease. Notwithstanding the foregoing, Subtenant may not dispute any such statement on the basis of any incorrectness in the statement given by the Overlandlord to Sublandlord pursuant to Section 6.02 or
Section 6.03 of the Overlease or with respect to any other Additional Charges under the Overlease and any such dispute with respect thereto must be initiated by Subtenant as provided in subparagraph 4(f)(ii) below. Subtenant shall, within twenty (20) days after receipt of such statement, or, if later, the date of the payment for which the statement is rendered, pay the Sublease Additional Charges in accordance with Sublandlord's statement, without prejudice to Subtenant's right to dispute the correctness of the statement or any item thereof and to have the same settled by arbitration as aforesaid. If the dispute shall be determined in Subtenant's favor, Sublandlord shall forthwith pay to Subtenant the amount of Subtenant's overpayment resulting from compliance with Sublandlord's statement, together with interest in the case of arbitration from the date of payment by Subtenant to the date of refund by Sublandlord of the amount of the arbitration award at the lowest of the prime rates or minimum commercial lending rates, however described, for ninety (90) day loans in United States currency to the most responsible and reliable commercial customers then being charged by Citibank, N.A. or Chase Manhattan Bank in New York City.

         (ii) Within fifteen (15) days after the receipt by Sublandlord of any statement given by Overlandlord to Sublandlord pursuant to Section 6.02 or
Section 6.03 of the Overlease or with respect to any other Additional Charges under the Overlease, Sublandlord shall deliver a copy of such statement to Subtenant, and such statement shall be conclusive and binding upon Subtenant unless within five (5) days after the receipt thereof, Subtenant shall notify Sublandlord in writing that it disputes the correctness of such statement with a direction to Sublandlord to send notice to Overlandlord that the statement is in dispute, and within twenty (20) days thereafter Subtenant shall specify to Sublandlord in writing the particular respects in which the statement is claimed to be incorrect. Sublandlord shall, after receipt of such timely notices from Subtenant and at the sole cost and expense of Subtenant, including without limitation, actual, out-of-pocket reasonable costs and expenses for third party, independent attorneys' fees and consulting costs incurred by Sublandlord, dispute the correctness of such statement with Overlandlord pursuant to the provisions of Section 6.04 of the Overlease. Sublandlord agrees that it will not settle the dispute with respect to such statement without the consent of Subtenant which consent Subtenant agrees, shall not be unreasonably withheld or delayed. If the dispute is not settled within the period provided for under
Section 6.04 of the Overlease, then Sublandlord, may and, at the written request of Subtenant timely received will, submit the dispute to arbitration as provided in Article 36 of the Overlease. Any arbitration determination or award or agreement made between Sublandlord and Overlandlord, with respect to such dispute shall be binding upon Subtenant. Anything contained in this Paragraph 4(f)(ii) to the contrary notwithstanding, Subtenant shall have no right to dispute any such statement if Subtenant is then in default under this Sublease beyond the expiration of any applicable grace and notice periods. Whether or not requested by Subtenant, Sublandlord shall have the right to dispute the correctness of any such statement pursuant to Section 6.04 of the Overlease and any agreement reached with respect to such dispute, whether as a result of arbitration or otherwise shall be conclusive and binding upon Subtenant; provided, however, that any such agreement, except any agreement reached as a result of arbitration, shall be subject to approval by Subtenant, which approval, Subtenant agrees, will not be unreasonably withheld or delayed.

                  (g) With respect to any amounts demanded as Sublease Additional Charges by Sublandlord pursuant to this Sublease, Subtenant shall be entitled to review Sublandlord's books, records and accounts relating to such charges during regular business hours at Sublandlord's offices upon not less than forty-eight (48) hours written notice to Sublandlord. Subtenant agrees to bear the reasonable costs of duplicating and other expenses sustained by Sublandlord by reason of Subtenant's review. Subtenant shall have the right to request that Sublandlord examine the books and records of Overlandlord pursuant to Section 6.05 of the Overlease, which examination may be conducted by accountants approved by Sublandlord and Subtenant, at the sole cost and expense of Subtenant. If Sublandlord shall also elect to examine Overlandlord's books and records pursuant to Section 6.05 of the Overlease where Subtenant shall not have requested that Sublandlord make such examination, the actual, out-of-pocket reasonable costs of such examination shall be payable to the extent of any refund or savings resulting therefrom before any credit or refund is provided to Subtenant.

                  (h) If any Sublease Operation Year of the Term is less than a full Sublease Operation Year, an appropriate adjustment will be made in each of the elements used to calculate Sublease Additional Charges payable by Subtenant pursuant to this Paragraph 4 for such Sublease Operation Year.

                  (i) If Subtenant's Proportionate Share (of the excess) for any category of Real Estate Taxes or Operating Expenses shall be adjusted during any Sublease Operation Year of the Term, Subtenant's Proportionate Share for the affected category in that Sublease Operation Year shall be the weighted average of all of Subtenant's Proportionate Shares for such category which existed during that Sublease Operation Year, based on the number of months each such Proportionate Share existed during the Sublease Operation Year.

                  (j) With respect only to Fiscal Tax Years occurring after the Sublease Base Year, if requested by Subtenant in writing, Sublandlord shall, as provided in Section 6.06 of the Overlease, promptly request Overlandlord in writing to protest any Real Estate Taxes, assessment or levy on the Land, Building, Exterior Common Areas or Peripheral Roads/Overpass (all as such terms are defined in the Overlease) during the Term and execute and file a petition with the Court having jurisdiction for a review thereof. All expenses incurred by Sublandlord under the terms of said Section 6.06 of the Overlease by reason of any such request by Subtenant shall be reimbursed by Subtenant to Sublandlord within twenty (20) days after written demand therefor. To the extent such expenses are deducted and recovered by Overlandlord from the savings, if any, in Real Estate Taxes before distribution of proportionate shares under the Overlease to Overlandlord, Sublandlord shall credit the amount of such deduction from Sublease Fixed Rent thereafter accruing, limited however to the amount of the reimbursement made by Subtenant to Sublandlord for such expenses.

          5.      Applicability of Overlease Provisions.

                  (a) In General - This Sublease is subject and subordinate to the Overlease, the terms of which, except to the extent hereafter expressly provided, are incorporated herein by this reference.

                  (b) Rights of Subtenant - Except as otherwise provided herein, Subtenant hereby (i) covenants and agrees to perform all of the obligations undertaken by Sublandlord with respect to the Sublease Premises and
(ii) shall, with respect to the Sublease Premises, be entitled to the benefit of the provisions of the Overlease to the extent applicable hereto and/or the other provisions of this Sublease, which are for the benefit of the "Tenant" thereunder, provided that Sublandlord shall have the exclusive right to enforce all "Tenant" rights under the Overlease, including the applicable provisions of the Overlease incorporated herein as aforesaid.

                  (c) Performance of Overlease Obligations - Except to the extent of those provisions of the Overlease that are herein expressly provided to be inapplicable to this Sublease, Subtenant's agreement to perform the obligations undertaken of Sublandlord under the Overlease shall be applicable from the Sublease Commencement Date to the Sublease Expiration Date, with Sublandlord being substituted for the "Landlord" and Subtenant being substituted for the "Tenant" under the Overlease, and shall include all obligations and liabilities under the Overlease insofar as they may relate to the Sublease Premises, except that Sublandlord and Subtenant acknowledge, confirm, covenant and agree that:

                  (i) the Sublease Term and Sublease Premises shall be as set forth herein;

                  (ii) the term "Demised Premises" for the purposes of this Sublease shall mean the Sublease Premises;

                  (iii) the liability of Sublandlord with respect to compliance with any laws, regulations or Legal Requirements, including, without limitation, under Article 12 and/or
                        Section 39.19 of the Overlease, shall be strictly limited and relate only to the acts and omissions and conduct of the Sublandlord or Sublandlord's agents, servants, employees, contractors, subcontractors, licensees, invitees, officers, directors, partners, members and subtenants (other than Subtenant) and Sublandlord shall have absolutely no obligation or liability whatsoever under any environmental laws and regulations or with respect to any Hazardous Materials for the acts of any other person, party or entity;

                  (vi) Sublandlord shall have absolutely no liability or obligation to indemnify, defend or hold harmless Subtenant with respect to any acts or conduct or omissions referred to in Overlease which shall be the conduct of Overlandlord, Landlord's Representatives (as such term is defined in the Overlease) or any other person, party or entity other than Sublandlord and/or Sublandlord's agents, servants, employees, contractors, subcontractors, licensees, invitees, officers, directors, partners, members and subtenants (other than Subtenant);

                  (vii) (a) Without regard to the fact that the commencement date of Subtenant's obligation to pay Additional Charges for Operating Expenses is deferred until the expiration of the Sublease Base Year, Subtenant shall pay Sublandlord within twenty (20) days after demand, costs incurred by Sublandlord and billed by Overlandlord for (i) extra cleaning work in the Sublease Premises required because of (a) misuse or neglect on the part of Subtenant or its subtenants or its or their employees or visitors, (b) use of portions of the Sublease Premises for preparation, serving, or consumption of food or beverages, data processing or reproduction operations, private lavatories or toilets, or other special purposes requiring greater or more difficult cleaning work than office areas, (c) interior glass partitions or unusual quantity of interior glass surfaces, and (d) non-Building standard materials or finishes installed by Subtenant or at its request, (ii) removal from the Sublease Premises of any refuse and rubbish of Subtenant in excess of that ordinarily accumulated in business office occupancy or, if requested by Subtenant, at times other than Overlandlord's standard cleaning times;

                        (b) Sublandlord shall not have any obligation to provide
                            or install any additional risers, feeders or other equipment or service under this Sublease or the Overlease; and

                        (c) If any charge payable by Sublandlord under the terms
                            of the Overlease as Additional Rent or otherwise, for heat or air-conditioning service during non-Business Hours, for any excess electrical use or for other additional service provided by Overlandlord is attributable to use by Subtenant or Subtenant's request therefor, Subtenant shall be obligated to pay the same directly to Overlandlord or to reimburse Sublandlord for the same within twenty
                            (20) days after demand;

                  (viii) Subtenant shall have no right to resort to self-help and in any instance where self help would be available to Sublandlord, Subtenant's sole right shall be to notify Sublandlord in writing of Overlandlord's failure to provide services which notice shall set forth such failures in reasonable detail and Sublandlord shall thereafter (at Subtenant's sole cost and expense) use reasonable efforts to cause Overlandlord to restore such service in accordance with subparagraph (xiv) of this Paragraph 5;

                  (ix) no right of offset shall exist on the part of Subtenant against Sublandlord for any act, conduct or omission of Overlandlord or Landlord's Representatives, except to the extent that a corresponding right of offset shall actually exist and be availed of by Sublandlord with respect to the portions of the Sublease Premises in question in favor of Sublandlord under the Overlease; Subtenant agrees to promptly give written notice to Sublandlord of any situation which shall entitle Sublandlord to an offset under the Overlease which relates to the Sublease Premises or any portion thereof;

                  (x) Subtenant shall not have the right to commence any proceeding or to take any other action to contest the Real Estate Taxes for the Sublease Premises;

                  (xi) notwithstanding any provisions of the Overlease with respect thereto, any grace period afforded to Subtenant under this Sublease upon the occurrence of any default or failure of performance on the part of Subtenant shall expire five (5) days prior to the expiration of the applicable grace period afforded under the Overlease;

                  (xii) Sublandlord shall not have any obligation to install any electric meters under Section 18.01 of the Overlease and Subtenant shall not have any right to install or have separate electric meters installed in the Sublease Premises;

                  (xiii) notwithstanding the provisions of Section 7.05 of the Overlease, Subtenant shall have no right to restrict access to those portions of the Entire Premises which are not included within the Sublease Premises;

                  (xiv) in the event of any default (including, without limitation, any default with respect to a warranty or representation made by Overlandlord under the Overlease) on the part of Overland lord, Subtenant shall not have the right to commence any legal action or proceeding or take any other action against Overlandlord; Subtenant's sole right shall be to give written notice to Sublandlord specifying the defaults of Overlandlord in question and requesting that the Sublandlord make demand upon Overlandlord to perform; and Sublandlord shall thereafter use reasonable efforts in pursuing such action as may be necessary in the reasonable judgment of Sublandlord, whether in the form of legal action or proceedings or arbitration proceedings or otherwise to cause Overlandlord to perform, with any counsel or representatives to be selected by Sublandlord and satisfactory to Subtenant but at the sole cost and expense of Subtenant, and that Subtenant agrees that it shall indemnify and hold harmless Sublandlord from any and all liabilities, including reasonable attorneys' fees, court costs, fines and penalties which Sublandlord incurs by reason thereof and, within twenty (20) days after Sublandlord's request, shall reimburse to Sublandlord such expenses, costs, legal fees and other charges incurred in connection therewith;

                  (xv) in the case of any matters for which the consent or approval of Sublandlord is sought and the consent or approval of Overlandlord is also required under the terms of the Overlease, Sublandlord shall have no liability if Overlandlord shall withhold or delay its consent or approval, provided that Sublandlord agrees to promptly transmit to Overlandlord any requests for consent or approval and accompanying documentation;

                  (xvi) any default or failure of performance by Subtenant under any of the terms, provisions, covenants or agreements contained in this Sublease shall constitute a default under this Sublease permitting Sublandlord, after the expiration of any relevant grace and cure period, to exercise all rights and remedies contemplated by the Sublease or available at law or in equity;

                  (xvii) Sublandlord shall not be required to maintain any insurance required to be maintained by Overlandlord under the terms of the Overlease and all policies of insurance maintained by Subtenant (except workers' compensation) shall be separate policies and shall name Overlandlord and Sublandlord as additional insureds;

                  (xviii) the references in Section 15.04 and Article 24 of the Overlease to "Tenant's Parking Area" shall, for purposes of this Sublease, be deemed to mean "Subtenant's Parking Area", and the thirty (30) day period referred to in Section 24.03 of the Overlease is hereby deemed to be a forty (40) day period;

                  (xix) Subtenant shall have no right to obtain or to require that the Overlandlord or Sublandlord obtain a separate non-disturbance and attornment agreement with respect to this Sublease pursuant to Article 9 of the Overlease;

                  (xx) the terms "Fixed Rent" and "Additional Charges" as used in Article 29 of the Overlease, shall, for purposes of this Sublease, be deemed to mean, respectively, "Sublease Fixed Rent" and "Sublease Additional Charges";

                  (xxi) for purposes of this Sublease, the reference to "Article 11" in Section 39.04 of the Overlease shall be deemed to be a reference to Paragraph 9 of this Sublease; and

                  (xxii) promptly following the occurrence of the Commencement Date, Sublandlord, pursuant to Section
                            20.02 of the Overlease, will request that Overlandlord provide cleaning services to the Overlease Premises. Such notice shall request that such cleaning services not be commenced until Subtenant begins to occupy all or a part of the Sublease Premises for its business purposes.

                  (d) Limitations of Sublandlord's Liability. Subtenant covenants and agrees that Sublandlord shall have no obligation or liability to Subtenant with respect to the following:

                  (i) to maintain, repair, replace or restore the Building, the Entire Premises, the Common Areas and for any improvements or structures therein;

                  (ii) to make available and/or provide any service or services under or pursuant to the Overlease or to remedy any failure of such service or service, except to use reasonable efforts to make demands upon Overlandlord as provided herein;

                  (iii) to cause the Sublease Premises, or the Building or the Entire Premises, or the Common Areas to be constructed, altered, maintained, repaired or restored in accordance with the provisions of The Americans with Disabilities Act (hereinafter the "ADA") or any Environmental Laws or any statute or regulation or perform any obligations with respect thereto;

                  (iv) to remedy any non-compliance with Environmental Laws or with respect to Hazardous Materials not caused by Sublandlord or Sublandlord's agents, servants, employees, contractors, subcontractors, licensees, invitees, officers, directors, partners, members, or subtenants (other than Subtenant); and

                  (v) to provide any rights of access to the Sublease Premises as contemplated by the Overlease.

Except as otherwise expressly provided herein, Subtenant covenants and agrees to look solely to Overlandlord with respect to the performance of any and all of the representations, warranties, covenants, agreements, obligations and liabilities of "Landlord" under the Overlease incorporated herein by reference or contemplated by this Sublease to be performed by Overlandlord.

                  (e) Overlease Provisions Not Applicable. Sublandlord and Subtenant expressly acknowledge and agree that the following sections of the Overlease shall not be applicable to this Sublease except as hereafter in this Paragraph provided:

                               Agreement of Lease

                  Article 1 - Definitions - except as said definitions may be applicable to other provisions of the Overlease which shall be incorporated herein or such definitions are used in this Sublease;
                  Article 2 - Demise and Term
                  Article 3 - Rent
                  Section 4.01; Section 4.03 (provided, however, Sublandlord agrees not to give Overlandlord its consent to use of the Building outside the Demised Premises for any purpose other than general and executive business offices and uses accessory to a first class office building (i.e., restaurant, newsstand, etc.) without first obtaining Subtenant's written consent thereto)
                   Article 5 - Preparation of Demised Premises
                   Article 6 - Tax and Operating Expense Payments
                   Section 7.03; Section 7.04
                   Article 8 - Security
                   Section 9.02; Section 9.03
                   Article 10 - Quiet Enjoyment
                   Article 11 - Assignment, Subletting and Mortgaging
                   Section 15.05
                   Article 18 - Electric / Gas Energy
                   Section 20.02 (as amended by Paragraph 1 of the First Lease Modification Agreement) other than the first two sentences of the first unnumbered paragraph of said Section 20.02 (the first sentence of which begins with the words "Landlord shall cause the Demised Premises"), the second unnumbered paragraph of said Section 20.02 (which unnumbered paragraph begins with the words "Landlord, its cleaning contractor"), and the balance of the third unnumbered paragraph of said Section 20.02 beginning with the fourth sentence of said unnumbered paragraph (which sentence begins with the words "Operating Expenses for each Operation Year");
                   Section 21.04 and the last sentence of Article 21 following said Section
          21.04;
                   Section 23.03
                   Article 25 - Eminent Domain
                   Section 26.02
                   Section 32.02
                   Article 33 - Broker
                   Article 34 - Notices
                   Section 39.10; Section 39.11
                   Section 39.13; Section 39.14; Section 39.16
                   Section 39.17; Section 39.18

                       Second Lease Modification Agreement

                   Sections 1 to and including Section 11.

                   (f) Exhibits to Overlease. Except to the extent of provisions specifically incorporated into this Sublease from the Overlease by reference, the Exhibits to the Overlease shall not be applicable.

                   (g) Demands on Overlandlord. Upon written request by Subtenant, Sublandlord agrees to promptly and in good faith to make demand upon Overland lord for the performance, for the benefit of the Sublease Premises and Subtenant, of any obligations imposed upon Overlandlord by the applicable provisions of the Overlease or to obtain any required consent and/or approval of Overlandlord pursuant to the terms of the Overlease and Sublandlord will, as permitted by law, use reasonable efforts to pursue the matter with due diligence, including prosecution of suit if required by Subtenant, at Subtenant's sole cost and expense (with all such fees and expenses to be advanced by Subtenant to Sublandlord at Sublandlord's request) but by counsel selected by Sublandlord and satisfactory to Subtenant and Subtenant shall indemnify and hold harmless Sublandlord from any and all liabilities incurred (including, without limitation, court costs and reasonable attorneys' fees) as a result thereof. Notwithstanding anything herein contained to the contrary, except as expressly provided herein, all dealings with Overlandlord concerning matters pertaining to the Sublease Premises or the Overlease shall be by and through Sublandlord only (notwithstanding the foregoing provisions of this subparagraph, Subtenant shall have the right to request non-Business Hours services provided by Overlandlord (i.e., after hours HVAC) directly from Overlandlord if Overlandlord determines that such procedure is acceptable to
it). In the event that Sublandlord shall elect to terminate the Overlease pursuant to Articles 24 or 25 or Section 39.19(g) of the Overlease entitling Sublandlord to terminate the Overlease, a copy of Sublandlord's notice to the Overlandlord shall be concurrently given to Subtenant and this Sublease shall terminate on the day preceding the date therein specified as the date of termination of the Overlease.

                   (h) No Liability for Non-Performance by Overlandlord. Sublandlord shall not be liable for any act or failure to act caused by the default of Overlandlord. Except as otherwise expressly provided herein, Subtenant agrees that performance of the "Landlord's" obligations under the applicable provisions of the Overlease incorporated herein by reference will be required only of Overlandlord; and in no event shall any negligent act or omission of Overlandlord be imputed to Sublandlord or result in the imposition of liability upon Sublandlord for such negligent act or omission on the part of Overlandlord.

                   (i) Abatement of and Offset Against Rent-Limitation. Notwithstanding anything to the contrary contained in this Sublease or the Overlease, Subtenant shall not be entitled to any abatement of or offset against Rent hereunder for the failure of Overlandlord to supply services or perform any obligation, unless Sublandlord shall receive an abatement of or offset against rent or additional rent under the Overlease for such failure, in which case Subtenant shall be entitled to an appropriate abatement or offset with respect to the Rent payable hereunder. In no event shall any such abatement or offset hereunder exceed, in the case of abatement, that amount allowed as abatement of rent or additional rent under the Overlease with respect to the Sublease Premises and, in the case of an offset, the amount expended by Subtenant hereunder and permitted by the Overlease to be offset against rent or additional rent thereunder with respect to the Sublease Premises.

                   (j) Defaults Caused By Subtenant. During the Term of this Sublease, Subtenant further covenants not to violate any of the provisions of the Overlease or to take or omit to take any action which shall place Sublandlord in default under the terms and provisions of the Overlease.

                   (k) Rights of Sublandlord. Except as otherwise provided herein, the rights of Sublandlord herein under the applicable provisions of the Overlease incorporated herein by reference shall be the same as the rights of Overlandlord (as Landlord) thereunder.

                   (I) Superseding Effect - If there is any conflict or inconsistency between a provision of this Sublease and an applicable provision of the Overlease as incorporated herein, the provisions of this Sublease shall prevail.

              6.   Subordination.

                   (a) This Sublease is subject and subordinate to the Overlease and to all ground leases and underlying leases of the Land and/or the Building now or hereafter existing and to all mortgages with respect to which the Overlease is or shall become subject and subordinate. This Paragraph shall be self-operative and no further instrument of subordination shall be required. Nevertheless, Subtenant shall within five

(5) business days after demand, execute any and all instruments reasonably requested by Sublandlord to evidence such subordination.

                   (b) This Sublease shall also be subject to and Subtenant accepts this Sublease as subject to any amendments and supplements to the Overlease hereafter made between Sublandlord and Overlandlord, provided that any such amendment or supplement to the Overlease will not prevent or adversely affect the use by Subtenant of the Sublease Premises in accordance with the terms of this Sublease, increase the obligations of Subtenant or materially decrease its rights under this Sublease or in any other way adversely affect Subtenant, shorten the Term of this Sublease or increase the Rental required to be paid by Subtenant under the terms of this Sublease.

              7. Quiet Enjoyment. Upon paying the Rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Subtenant's part to be observed and performed hereunder, Subtenant shall peacefully and quietly have, hold and enjoy the Sublease Premises for the entire Term, subject to all the provisions of this Sublease and the Overlease.

              8.   Condemnation.

                   (a) If the whole of the Building shall be taken by any public or quasi-public authority under the power of condemnation, eminent domain or expropriation, or in the event of conveyance subsequent to the commencement of an action under such power of the whole of the Building in lieu thereof, this Sublease shall terminate as of the date of vesting of title on such taking (hereinafter the "Date of Taking"). If twenty-five percent (25%) or less of the Gross Floor Space of the Sublease Premises shall be so taken or conveyed and the remaining part, in Subtenant's reasonable judgment, is adequate for Subtenant's operation thereat, this Sublease shall terminate only in respect of the part so taken or conveyed as of the Date of Taking; provided, however, that if the remaining part of the Sublease Premises is, in Subtenant's reasonable judgment, inadequate for Subtenant's operation as of the Date of Taking, Subtenant shall have the right to terminate this Sublease as to the remaining part upon notice given to Sublandlord within twenty (20) days after the Date of Taking, said termination to be effective on the last day of the month following the month in which said notice is given. If more than twenty-five percent (25%) of the Gross Floor Space of the Sublease Premises shall be so taken or conveyed, this Sublease shall terminate only in respect of the part so taken or conveyed as of the Date of Taking but either party shall have the right to terminate this Sublease as to the remaining part upon notice given to the other party within twenty (20) days after the Date of Taking, said termination to be effective on this last day of the month following the month in which the notice is given.

                   (b) In addition to the right of termination of this Sublease as aforesaid, if any parking spaces in Subtenant's Parking Area are so taken or conveyed and in Subtenant's reasonable judgment the remaining parking spaces in Subtenant's Parking Area are inadequate for Subtenant's operations in the Sublease Premises, Subtenant shall advise Sublandlord in writing of the number of additional parking spaces (up to the number taken) needed to provide adequate parking to Subtenant, and if Sublandlord and/or Overlandlord does not within twenty (20) days thereafter provide such number of substitute spaces (i) elsewhere in the Entire Premises or immediately adjacent thereto or (ii) in parking areas acceptable to Subtenant with transportation to/from the Building and such substitute parking areas, acceptable to Subtenant, Subtenant may by written notice to Sublandlord, either terminate this Sublease in its entirety on the last day of the month following the month in which said notice is given or be reimbursed by Sublandlord for Subtenant's cost of providing alternative parking and/or transportation. Following a substitution of spaces by Sublandlord and/or Overland lord as aforesaid, Subtenant's Parking Area shall consist of the part of Subtenant's Parking Area remaining after such taking or conveyance plus the spaces so substituted.

                   (c) If this Sublease shall be terminated in its entirety as a result of any such taking or conveyance, Rent shall be apportioned as of the Date of Taking, and any Rent paid for any period after said Date of Taking shall be promptly repaid to Subtenant. If this Sublease notwithstanding any such taking or conveyance shall continue in effect as to any part of the Sublease Premises, the Rent shall be apportioned and adjusted as of the Date of Taking on the basis of the Gross Floor Space of such part; and any Rent paid for the part so taken or conveyed for any period after the Date of Taking shall be promptly repaid to Subtenant.

                   (d) If this Sublease notwithstanding any such taking or conveyance shall continue in effect, Overlandlord, pursuant to the Overlease, is obligated to make all necessary alterations so as to constitute the remaining Building and Sublease Premises a complete architectural and tenantable unit, except for the Subtenant's Property and any Tenant's Property (as defined in the Overlease) remaining in the Sublease Premises.

                   (e) All awards and compensation for any taking or conveyance, whether for the whole or a part of the Entire Premise, the Sublease Premises or otherwise, shall be property of Overlandlord or Sublandlord as their interests shall appear, and Subtenant hereby assigns to Sublandlord all of Subtenant's right, title and interest in and to any and all such awards and compensation, including, without limitation, any award or compensation for the value of the unexpired portion of the Term. Subtenant shall be entitled to claim, prove and receive in the condemnation proceedings such award or compensation as may be allowed for the Subtenant's Property and for interruption or loss of business, good will, and depreciation or injury to and cost of removal of the Subtenant's Property and the relocation but only if such award or compensation shall be made by the condemning authority in addition to, and shall not result in a reduction of, the award or compensation made by it to Sublandlord or Overlandlord.

                   (f) If during the Term the temporary use or occupancy of all or any part of the Sublease Premises shall be taken by a public or quasi-public authority under the power of condemnation or eminent domain or expropriation, Rent shall, as appropriate, abate in full or be reduced in proportion to the part so taken for the period of such temporary use and occupancy and any Rent paid for the part so taken for any period after the date of possession shall be promptly repaid to Subtenant. However, if such temporary use or occupancy shall be of the entire Sublease Premises, or if less than the entire Sublease Premises and the remaining part of the Sublease Premises is, in Subtenant's reasonable judgment, inadequate for Subtenant's operation and such temporary use or occupancy shall continue for thirty (30) days or more, Subtenant may upon ten (10) days written notice to Sublandlord terminate this Sublease in its entirety, as of the last day of the month following the month in which notice is given, whereupon Rent shall be apportioned as of the date possession for such temporary use or occupancy shall have been taken and any Rent paid for any period after said date shall be promptly repaid to Subtenant. If there is a temporary use or occupancy of Subtenant's Parking Area by such public or quasi-public authority to the degree described in Paragraph 8(b) for a period of thirty (30) days or more, then the provisions of said Paragraph 8(b) shall be applicable to such temporary use or occupancy during the period of such temporary use or occupancy.

                   (g) Nothing contained herein shall grant or extend to Subtenant any right to terminate the Overlease in whole or in part or limit or impair any right of Sublandlord to exercise any right of termination with respect to the Overlease including, without limitation, any right of termination which may arise solely from any taking of all or portions of the Sublease Premises; in the event that Sublandlord shall exercise any right of termination with respect to the Overlease, Sublandlord shall furnish a copy of the notice of termination to Subtenant promptly after such notice is furnished to Overlandlord (but the requirement to furnish a copy of such notice shall in no way limit or condition any such right of termination of Sublandlord).

                   (h) Subtenant shall have no right to join in any application by the Overland lord or Sublandlord for the payment of all or any portion of the condemnation award due to Overland lord and/or Sublandlord.

              9.   Assignment, Subletting and Mortgaging.

                   (a) Subtenant shall not, whether voluntarily, involuntarily, or by operation of law or otherwise, (i) assign or otherwise transfer this Sublease, or offer or advertise to do so, (ii) sublet the Sublease Premises or any part thereof, or offer or advertise to do so, or allow the same to be used, occupied or utilized by anyone other than Subtenant except as otherwise provided herein, or (iii) mortgage, pledge, encumber or otherwise hypothecate this Sublease in any manner whatsoever, without in each instance obtaining the prior written consent of Sublandlord (which consent with respect to Sublandlord shall not be unreasonably withheld, conditioned or delayed) and Overlandlord in accordance with the provisions of the Overlease. Notwithstanding anything herein to the contrary, Subtenant shall have the right, without the consent of Sublandlord (but with the requirement to obtain the prior written consent of

Overlandlord in accordance with the provisions of the Overlease), to assign this Sublease to any affiliated company, or to sublet or otherwise permit the use or occupancy of the Sublease Premises or any part or parts thereof to or by any such company or companies for a term or terms expiring concurrently with or prior to the expiration of the term of this Sublease; subject, however, in all respect to all the covenants, conditions and provisions contained in this Sublease and the Overlease, and provided that Subtenant gives Sublandlord a copy of the assignment and the assignee expressly agrees in writing to be bound by all of the provisions of this Sublease. The term "affiliated company" as used in this Sublease shall mean any corporation or other person or entity controlling, controlled by or under common control with Subtenant (control to be deemed to exist with the direct or indirect beneficial ownership of fifty percent (50%) or more of (i) the outstanding voting securities of any corporation or (ii) the total partnership or beneficial interest in or under any other type of entity). In any case herein where Subtenant has requested, in accordance with the notice provisions of this Sublease, the consent of Sublandlord to (i) any assignment or other transfer of this Sublease or (ii) a subletting of the Sublease Premises or any part thereof, then, in either case, if Sublandlord has not within twenty
(20) days after its receipt of such request for consent notified Subtenant in writing of either (a) its consent to such request or (b) its decision not to consent to such request, then Sublandlord shall be deemed to have granted its consent to such request. Any such request for consent shall be accompanied by
(a) an identification of the proposed assignee, transferee or subtenant, (b) a statement of the business in which the assignee, transferee or subtenant is engaged, and (c) a statement of the assignee's, transferee's or subtenant's intended use of the Sublease Premises (or part thereof), which use does not violate the provisions of this Sublease.

                   (b) (i) Subtenant shall pay to Sublandlord, as Sublease Additional Charges, in connection with any assignment of this Sublease or any sublease of all or any portion of the Sublease Premises (other than an assignment or sublease to an Affiliate, provided such assignment or sublease is for a good business purpose and is not done principally to avoid the obligations of Subtenant hereinafter set forth in this Subsection 9(b)), an amount equal to fifty (50%) percent of the following amounts:

                           (1) In the case of an assignment, an amount
                               (hereinafter called the "Assignment Profit") equal to all sums and other consideration actually paid to Subtenant by the assignee for such assignment (including, but not limited to, sums paid for the sale of Subtenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property in excess of the greater of the book value or the fair market value thereof) after first deducting therefrom the amount of "Subtenant's Costs" (as such term is hereinafter defined); and

                           (2) In the case of a sublease, an amount (hereinafter
                               called the "Sublease Profit") equal to any rents, additional charges or other consideration actually paid under the sublease to Subtenant by the subtenant which is in excess of the Sublease Fixed Rent and Sublease Additional Charges accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Subtenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Subtenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property in excess of the greater of the book value or the fair market value thereof) after first deducting therefrom the amount of "Subtenant's Costs" (as such term is hereinafter defined);

The sums payable under clauses (1) and (2) of this Subsection 9(b)(i) shall be paid to Sublandlord within twenty (20) days after the same is paid to Subtenant by the assignee or subtenant, as the case may be.

              (ii) For purposes hereof, the term "Subtenant's Costs" shall mean:
                   (1) the amount of any reasonable broker's fee or commissions paid to a broker as a result of any assignment or subletting by Subtenant hereunder and reasonable counsel fees and disbursements incurred with respect to such assignment or subletting;

                   (2) the cost to Subtenant of any additional improvements, alterations or changes made to prepare or separate the space in question for the occupancy of the subtenant or assignee thereof or work allowance or cash payment granted by Subtenant to such subtenant or assignee in lieu of or in addition to Subtenant's performance of any such improvements, alterations or changes or other allowance (including, without limitation, any relocation allowance or any rent abatement or concession at Subtenant's rental cost under this Lease) granted by Subtenant as consideration for the sublease or assignment;

                   (3) reasonable advertising expenses directly related to the assignment of this Sublease or subletting of the space; and

                   (4) any rent abatement and/or concession (at Subtenant's rental cost under this Lease) and other payments, if any, of Sublease Fixed Rent or Sublease Additional Charges under this Sublease (to the extent Subtenant is not otherwise reimbursed therefore) made by Subtenant to Sublandlord for the periods subsequent to the assignment or subletting for the Sublease Premises (in the case of an assignment of the entire Lease) or the portion thereof so assigned or sublet.

              (iii) Subtenant shall be permitted to deduct from any sums required to be paid by Subtenant to Sublandlord pursuant to Subsection 9(b)(i) above any reasonable costs incurred by Subtenant in connection with enforcing any rights of Subtenant under any assignment or sublease made pursuant to Subsection 9(b)(i).

              (c) If this Sublease is assigned, whether or not in violation of this Sublease, Sublandlord may collect rent from the assignee. If the Sublease Premises or any part thereof are sublet or used or occupied by anybody other than Subtenant, whether or not in violation of this Sublease, Sublandlord may, after default by Subtenant, and expiration of Subtenant's time to cure such default, collect rent from the subtenant or occupant. In either event, Sublandlord may apply the net amount collected to the Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Paragraph 9(a), or the acceptance of the assignee (unless the assignment is with Sublandlord's and Overlandlord's consent pursuant to Paragraph 9(a)), subtenant or occupant as tenant, or release of Subtenant from the performance by Subtenant of Subtenant's obligations under this Sublease. The consent by Sublandlord and/or Overlandlord to any assignment, mortgaging, subletting or use or occupancy by others shall not in any way be considered to relieve Subtenant from obtaining the express written consent of Sublandlord and Overlandlord to any other or further assignment, mortgaging or subletting or use or occupancy by others. Reference in this Sublease to use or occupancy by others (that is, anyone other than Subtenant) shall not be construed as limited to subtenants and those claiming under or through subtenants, immediately or remotely.

              (d) Any permitted assignment or transfer made with Sublandlord's and Overlandlord's consent pursuant to Paragraph 9(a), shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Sublandlord an agreement whereby the assignee shall assume Subtenant's obligations under this Sublease from and after the date of the assignment and whereby the assignee shall agree that all of the provisions in this Paragraph 9 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect to all future assignments and transfers. Notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Sublease, and notwithstanding the acceptance of Rent by Sublandlord from an assignee, transferee, or any other party, the original Subtenant and any other person(s) who at any time was or were Subtenant shall remain fully liable for the payment of the Rent and for Subtenant's other obligations under this Sublease.

              (e) The listing of any name other than that of Subtenant, whether on the doors of the Sublease Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this Sublease or in the Sublease Premises, nor shall it be deemed to be the consent of Sublandlord to any assignment or transfer of this Sublease or to any sublease of the Sublease Premises or to the use or occupancy thereof by others.

                   (f) Without limiting any of the provisions of Article 27 of the Overlease incorporated into this Sublease, if pursuant to the Federal Bankruptcy Code (or any similar law hereafter enacted having the same general purpose), Subtenant is permitted to assign this Sublease notwithstanding the restrictions contained in this Sublease, adequate assurance of future performance by an assignee expressly permitted under such Code shall be deemed to mean the deposit of cash or cash equivalent negotiable securities in an amount equal to the sum of one (1) year's Sublease Fixed Rent plus an amount equal to the Sublease Additional Charges for the Sublease Operation Year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Sublandlord for the balance of the Term, as security for the full performance of all the assignee's obligations under this Sublease, in accordance with Paragraph 11 of this Sublease.

          10.      Damage and Destruction.

                   (a) Notwithstanding the provisions of Article 24 of the Overlease, which are incorporated herein by reference, in the event of damage or destruction to the Sublease Premises which cannot reasonably be repaired by Overlandlord within one hundred eighty (180) days after the date of damage, Subtenant may elect, by giving written notice to Sublandlord within seven (7) days of receipt by Subtenant of a copy of Overlandlord's notice (hereinafter "Overlandlord's Notice") of the estimated date by which the Demised Premises and Tenant's Parking Area shall be substantially repaired, to terminate this Sublease as to all of the Sublease Premises effective as of the date of the occurrence of the casualty, and in the event that such notice is given this Sublease shall terminate at the expiration of said seven (7) day period. Sublandlord shall promptly furnish to Subtenant a copy of Overlandlord's Notice. If the estimated date set forth in Overlandlord's Notice is not more than one hundred eighty (180) days after the date of damage, or Subtenant shall not have terminated this Sublease pursuant to the provisions of the first sentence of this subparagraph 10(a), then, if Overlandlord has not substantially repaired the Sublease Premises and/or Subtenant's Parking Area by the later of (j) one hundred and eighty (180) days after the date of such damage or (ii) the estimated date specified in Overlandlord's Notice, which period may be extended by not more than thirty (30) days by fire or other casualty, strikes, lockouts or other labor difficulties, unavailability of materials or any other cause beyond the reasonable control of Overlandlord, Subtenant may, within seven (7) days after the expiration of the applicable period, terminate this Sublease by a written notice as of the date specified therein which shall be not earlier than twenty (20) days after the date of the giving of such notice and unless Overlandlord shall have substantially repaired the Sublease Premises and/or Subtenant's Parking Area before said termination date, this Sublease shall terminate as of said date. If Subtenant does not terminate this Sublease as heretofore provided in this subparagraph 10(a), Subtenant shall have no further right to terminate this Sublease pursuant to this subparagraph 10(a). For purposes of this subparagraph 10(a), subparagraph 10(b) and subparagraph 10(c) the term "repair" and the term "substantially repaired" shall have the respective meanings given to them in Section 24.01 of the Overlease.

                   (b) Subject to the provisions of subparagraph 10(d), if all or part of the Sublease Premises shall be damaged or destroyed or rendered completely or partially untenantable on account of fire or other casualty, the Rent shall be abated or reduced, as the case may be, in the proportion that the untenantable area of the Sublease Premises (calculated on a Gross Floor Space basis) bears to the Gross Floor Space of the Sublease Premises for a period from the date of damage to the date the Sublease Premises shall be substantially repaired; provided, however, should Subtenant reoccupy a portion of the Sublease Premises during the period the repair is taking place and prior to the date that the Sublease Premises is substantially repaired, Rent allocable to such reoccupied portion, based on Gross Floor Space, shall be payable by Subtenant from the date of such occupancy. In addition, if sixty-nine (69) or more parking spaces in Subtenant's Parking Area are not reasonably accessible or usable for parking as a result of damage or destruction by fire or other casualty and the Rent is reduced by less than twenty-five percent (25%) pursuant to the provisions of this Paragraph, then from the date of damage to the date that accessibility and usability is restored, Subtenant shall be reimbursed by Sublandlord for the cost incurred by Subtenant in providing (i) substitute parking and/or transportation; provided, however, Sublandlord may reduce (pro-rata) or eliminate such reimbursement obligation by providing substitute parking within the Entire Premises or immediately adjacent thereto or (ii) substitute parking in Secaucus or North Bergen, New Jersey, and transportation to/from the Building and such substitute parking acceptable to Subtenant.

                   (c) If this Sublease shall be terminated by Sublandlord, or by Overlandlord as a result of the exercise of its rights under the Overlease, or by Subtenant pursuant to the provisions of this Paragraph, Rent shall be apportioned as of the date of termination and any Rent paid for any period after said date shall be promptly repaid to Subtenant.

                   (d) Except as in this Paragraph otherwise provided, Subtenant shall not be entitled to terminate this Sublease and no damages, compensation or claim shall be payable by Sublandlord for inconvenience, loss of business or annoyance arising from any repair of the Building, including the Sublease Premises or Subtenant's Parking Area.

                   (e) If by reason of some act or omission on the part of Subtenant or any of its partners, directors, officers, servants, employees, or agents, Overlandlord or any Superior Lessor or any Superior Mortgagee shall be unable to collect rent insurance proceeds pursuant to the insurance required to be carried by Overlandlord pursuant to Article 13 of the Overlease that would otherwise have been payable as a result of damage or destruction or untenantability of the Building by fire or other casualty, then, without prejudice to any other remedies which may be available against

Subtenant, there shall be no abatement or reduction of the Rent during the Term if by reason of such act or omission there shall be no abatement or reduction of the Rent payable under the Overlease during the term thereof.

              (f) The provisions of this Paragraph 10 shall be deemed an express agreement governing any case of damage or destruction of the Sublease Premises and/or Subtenant's Parking Area by fire or other casualty, and any law providing for such a contingency in the absence of an express agreement, now or hereafter in force, shall have no application in such case.

              (g) Nothing contained herein shall grant or extend to Subtenant any right to terminate the Overlease in whole or in part or limit or impair any right of Sublandlord to exercise any right of termination with respect to the Overlease by reason of any damage or destruction, including, without limitation, any right of termination which may arise from any damage or destruction of all or portions of the Sublease Premises in the event that Sublandlord shall exercise any right of termination with respect to the Overlease. Sublandlord shall furnish a copy of the notice of termination to Subtenant promptly after such notice is furnished to Overlandlord (but the requirement to furnish a copy of such notice shall in no way limit or condition any such right of termination of Sublandlord).

         11.  Security.

              (a) Within five (5) business days following the occurrence of a Sublease Occupancy Event, Subtenant shall have deposited and shall thereafter maintain at all times with Sublandlord as a security deposit for the faithful performance and observance by Subtenant of the covenants, agreements, terms, provisions and conditions of this Sublease, the sum of One Million Two Hundred Fifty Thousand and 00/100 Dollars ($1,250,000.00) as the same may be reduced as hereinafter provided (hereinafter "Security Funds") either in the form of cash, a letter of credit, or any combination of the two. Any such letter of credit(s) shall be an unconditional, irrevocable commercial letter of credit, in form and substance reasonably satisfactory to Sublandlord (the form attached hereto as Exhibit H is satisfactory to Sublandlord), and issued by a member bank of the New York Clearinghouse Association acceptable to Sublandlord from time to time in its reasonable discretion, payable upon presentation by Sublandlord to such bank at its counters in New York City of a sight draft, without presentation of any other documents, statements or authorizations, which letter of credit shall provide (i) for the continuance of such credit for the period of at least one
(1) year from the date thereof, (ii) for the automatic extension of such letter of credit for additional periods of one (1) year from the initial and each future expiry date thereof (the last such extension to provide for the continuance of such letter of credit for at least thirty (30) days beyond the Sublease Expiration Date) unless such bank gives Sublandlord notice of its intention not to renew such letter of credit not less than thirty (30) days prior to the initial or any future expiry date of such letter of credit, and
(iii) that in the event such notice is given by such bank, Sublandlord shall have the right to draw on such letter or credit at sight for the balance remaining under such letter of credit and hold and apply the proceeds thereof as Security Funds (as hereinafter defined). If such bank shall give notice to Sublandlord of its intention not to renew the letter of credit, Sublandlord shall give Subtenant prompt written notice (hereinafter a "Draw Notice") of its intention to draw on such letter of credit at sight for the balance remaining under such letter of credit as hereinafter provided, which Draw Notice shall be given at least ten (10) days prior to the date on which Sublandlord intends to draw on the letter of credit unless less than ten (10) business days then remain before the expiry date thereof, in which case the Sublandlord shall give such notice as is practical under the circumstances. If Subtenant fails to deliver a replacement or substitute letter of credit complying with the requirements of this Paragraph within such ten (10) business day period (or any shorter period provided for in the preceding sentence), then Sublandlord shall have the right to draw on such letter of credit at sight for the balance remaining under such letter of credit and hold and apply the proceeds thereof. Subtenant shall pay Sublandlord's reasonable attorneys' fees and other actual, out-of-pocket reasonable costs in connection with the draw down, replacement, substitution or amendment of such letter of credit. Whenever Subtenant shall deliver a proper replacement letter of credit or shall otherwise be entitled to the return of a letter of credit hereunder, Sublandlord (or the named beneficiary of the letter of credit being replaced) shall deliver the letter of credit being replaced to Subtenant together with a letter addressed to the issuer of the letter of credit stating that Sublandlord (or such beneficiary) renounces all right, title and interest in and to such letter of credit and authorizing the return thereof to such issuer for cancellation.

              (b) Each letter of credit and other Security Funds to be deposited and maintained with Sublandlord (or the proceeds thereof) shall be held by Sublandlord as security for the faithful performance and observance by Subtenant of the terms, provisions and conditions of this Sublease, and in the event that (x) any default occurs under this Sublease and is not cured by Subtenant within any applicable grace and notice periods, or (y) Sublandlord transfers its right, title and interest under this Sublease to a third party and the bank issuing such letter of credit does not consent to the transfer of such letter of credit to such third party, or (z) Sublandlord is entitled to draw on the letter of credit pursuant to the provisions of subparagraph 11(a), then, in any such event, Sublandlord may draw on such letter of credit, and the proceeds of such letter of credit shall then be held and applied as security (and be replenished, if necessary) in accordance with this Paragraph 11. Anything to the contrary contained herein notwithstanding, provided Subtenant is not in default under this Sublease beyond the expiration of applicable grace and notice periods, (i) Subtenant shall have the right at any time to post a letter of credit meeting the requirements as above provided in the then amount of any Security Funds held in cash, and concurrently with such posting to receive the return from Sublandlord of all such cash, together with all interest, if any, earned thereon, or (ii) to deposit with Sublandlord, as Security Funds, an equal amount of cash in substitution for all or part of a letter of credit.

              (c) It is agreed that in the event Subtenant defaults in respect of any of the covenants, agreements, terms, provisions and conditions of this Sublease (after notice and the expiration of any applicable grace and notice periods), including, but not limited to, the payment of Sublease Fixed Rent or Sublease Additional Charges, Sublandlord may use, apply or retain such part of the Security Funds as shall be equal to the payment of any Sublease Fixed Rent, Sublease Additional Charges or any other sum as to which Subtenant is in default as aforesaid, or for any sum which Sublandlord may reasonably expend or may be required to reasonably expend by reason of Subtenant's default in respect of any of the covenants, agreements, terms, provisions and conditions of this Sublease, including, but not limited to, any damages or deficiency in the re-letting of the Sublease Premises, whether such damages or deficiency occurred before or after summary proceedings or other re-entry by Sublandlord. Sublandlord shall not be required to so use, apply or retain any part of the Security Funds, but if any part thereof is so used, applied or retained in accordance with the provisions of this Paragraph, Subtenant shall, within five (5) business days after demand, deposit with Sublandlord an amount equal to the amount so used, applied or retained.

              (d) In the event that Subtenant shall then not be in default of any of the terms, provisions, covenants, agreements and conditions of this
Sublease:

              (i)  the amount of the Security Funds required hereunder shall be;

                   (1) reduced to $1,000,000 on the second (2nd) anniversary of the Sublease Commencement Date;

                   (2) reduced to $750,000 on the fourth (4th) anniversary of the Sublease Commencement Date;

                   (3) reduced to $500,000 on the fifth (5th) anniversary of the Sublease Commencement Date; and

                   (4) reduced to $250,000 on the sixth (6th) anniversary of the Sublease Commencement Date; and

              (ii) the remaining letter of credit and/or any remaining balance of cash Security Funds, as applicable, will be returned to Subtenant after the date fixed as the end of this Sublease and after delivery of entire possession of the Sublease Premises to Sublandlord.

              (e) In the event of any assignment or transfer or conveyance of Sublandlord's interest in the Overlease or this Sublease, Sublandlord shall have the right to transfer the Security Funds, including, without limitation, the letter of credit, as applicable, to the grantee or transferee and, upon the grantee's or transferee's acknowledgment of receipt thereof, Sublandlord shall thereupon be released by

Subtenant from all liability for the return of such Security Funds; and Subtenant agrees to look solely to Sublandlord's successor for the return of said Security Funds; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Funds to a new Sublandlord. Subtenant further covenants that it will not assign or encumber or attempt to assign or encumber the Security Funds and that neither Sublandlord nor its successors or assigns shall be bound by any such assignment, encumbrances, attempted assignment or attempted encumbrances. Sublandlord agrees to deposit in an FDIC insured institution, the cash Security Funds in a segregated, interest-bearing account and, with respect to cash Security Funds only, after deducting any administrative fees permitted by law, to pay the interest to Subtenant annually, provided Subtenant is not then in monetary default or otherwise in material default in the performance of its obligations under this Lease beyond the expiration of any applicable grace and notice periods.

              (f) Notwithstanding anything herein to the contrary, it is agreed that Sublandlord's use, application or retention of a security deposit made pursuant to Paragraph 9(e) hereof, shall be limited to obligations accruing under this Sublease on and after the assignment of this Sublease as therein contemplated.

         12.  Electric/Gas Energy.

              (a) Pursuant to the Overlease, electricity shall be supplied to the Sublease Premises by Overlandlord to provide lighting therein and to service Subtenant's office equipment, and Subtenant shall pay to Sublandlord, as Sublease Additional Charges for such service, sums equal to the amounts as determined by submeter(s) (installed by Overlandlord for the purpose of measuring electric consumption within the Sublease Premises), at charges, terms and rates set, from time to time, during the Term by the Public Utility Corporation ("PUC") serving the Building under the service classification in effect pursuant to which Overlandlord purchases electricity and used in computing its charges to Overlandlord of electricity for the entire Building (i.e., at the price per kilowatt-hour billed by the PUC to Overlandlord for the total electric consumption in the entire Building). If by the Commencement Date, Sublandlord shall have been unable to segregate by submetering the electricity servicing the Sublease Premises from the electricity servicing the Industries Premises (as hereinafter defined), then, until such service shall be so segregated, the determination of the amount of electricity used to service the Sublease Premises shall be equitably determined based on the quantity of electricity used by ITT Industries, Inc. for the most recent electricity billing period prior to the Commencement Date. Sublandlord shall not be liable or responsible for any failure, inadequacy or defect in the character or supply of electric current furnished to the Sublease Premises, unless due to the gross negligence or willful misconduct of Sublandlord or Sublandlord's agents, servants, employees, contractors, subcontractors, licensees, invitees (other than Overlandlord), officers, directors, partners or members or subtenants (other than Subtenant). Subtenant shall furnish and install all lighting tubes bulbs, and ballasts required in the Sublease Premises, at Subtenant's expense All lighting tubes, bulbs and ballasts so installed shall become Sublandlord's property upon the expiration or sooner termination of this Sublease.

              (b) Subtenant's use of electric energy in the Sublease Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Sublease Premises.

              (c) Subtenant shall also pay to Sublandlord, as Sublease Additional Charges, Subtenant's Proportionate Shares of the amounts by which (x) Sublandlord's Additional Charges, under Section 18.03 of the Overlease, for Overlandlord's cost of electricity and gas used by Overlandlord to operate the Building Systems (as said term is defined in the Overlease) providing services for the common benefit of all tenants, including Subtenant, of the Building and to provide Interior Common Area (as said term is defined in the Overlease) lighting (said cost of electricity and gas being hereinafter referred to as "Overlandlord's Electricity and Gas Costs") payable by Sublandlord under the Overlease for any Sublease Operational Year subsequent to the Sublease Base Year, exceed (y) the Additional Charges for Overlandlord's Electricity and Gas Costs payable by Sublandlord under the Overlease for the Sublease Base Year.

         13. Parking. Sublandlord shall allocate for Subtenant's use, three hundred and fifteen (315) parking spaces within Tenant's Parking Area of which forty-six (46) shall be under the Building at the locations as shown on Exhibit D annexed hereto and made a part hereof and two hundred and sixty nine (269) of which are unreserved outside parking spaces within Tenant's Parking Area (as Tenant's Parking Area (outside) is shown by crosshatching on Exhibit E annexed hereto and made a part hereof) (hereinafter collectively "Subtenant's Parking Area"). The parking spaces under the Building shall be for Subtenant's use at all times and the balance of Subtenant's parking spaces shall be for Subtenant's exclusive use during Business Hours. Subtenant and its subtenants and their respective officers, employees, agents, customers and invitees shall park their automobiles and other vehicles in (a) Subtenant's Parking Area and (b) such other areas only where and as permitted in writing by Sublandlord. Subtenant will, if and when so requested by Sublandlord, furnish Sublandlord with the license plate numbers of any vehicles of Subtenant and any sub-subtenant and their respective officers and employees, which will be parked in Subtenant's Parking Area. Subtenant shall not permit its or its sub-subtenant's employees, officers, agents, customers and invitees to park in any other spaces within the Tenant's Parking Area or the Entire Premises.

         14. Definition of Sublandlord. The term "Sublandlord" shall mean Sublandlord named herein and any subsequent holder at the time in question of the tenant's interest under the Overlease.

         15.  Notices.

              (a) Any notice, demand, designation, request, consent, approval or other communication which either party hereto is required or desires to give or make to the other shall be in writing and shall be deemed validly given (i) when personally delivered, (ii) when deposited for "overnight delivery" [for example, Federal Express "Standard Overnight" (delivery by next business afternoon), United States Post Service "Express Mail" or other nationally recognized comparable service], prepaid, with a receipt provided therefor, or (iii) when deposited in the United States mails, registered or certified, return receipt requested with postage prepaid, addressed in each case as follows:


         If to Sublandlord:           ITT Corporation
                                      1330 Avenue of the Americas
                                      New York, New York 10019
                                      Attn: Director of Real Estate

         With a copy to:              ITT Corporation
                                      1330 Avenue of the Americas
                                      New York, New York 10019
                                      Attn: General Counsel

         If to Subtenant:


         (a) Prior to Occupancy:      Genesis Direct Secaucus Operations, LLC
                                      One Bridge Plaza
                                      Suite 680
                                      Fort Lee, New Jersey 07024-0407
                                      Attn: Chief Operating Officer

         With a copy to:              Genesis Direct Secaucus Operations, LLC
                                      One Bridge Plaza
                                      Suite 680
                                      Fort Lee, New Jersey 07024-0407
                                      Attn: General Counsel

         (b) After Occupancy:         Genesis Direct Secaucus Operations, LLC
                                      100 Plaza Drive
                                      Secaucus, New Jersey 07094
                                      Attn: Chief Operating Officer

         With a copy to:                Genesis Direct Secaucus Operations, LLC
                                        100 Plaza Drive
                                        Secaucus, New Jersey 07094
                                        Attn: General Counsel

         In either case with a copy to: Cole, Schotz, Meisel, Forman &
                                          Leonard, P.A.
                                        Court Plaza North
                                        25 Main Street
                                        P. O. Box 800
                                        Hackensack, New Jersey 07602-0800
                                        Attn: Richard R. Kahn, Esq.

         Either party may designate a different or additional address(es) by notice similarly given.

              (b) Any notice hereunder shall be deemed effectively given upon its delivery or the addressee's refusal to accept delivery as indicated by the person attempting such personal delivery, by the applicable return receipt, if sent by registered or certified mail, or by similar reliable advice from the recognized courier company, as the case may be.

         16. Broker. Subtenant and Sublandlord represent and warrant to each other that each has had no conversations or negotiations with any broker except Cushman and Wakefield of New Jersey, Inc. (hereinafter "C&W") and Charles Klatskin Co., Inc. (hereinafter "Klatskin") (hereinafter collectively "Broker"), concerning the subleasing of the Sublease Premises. Sublandlord agrees to pay the commission due in respect of this Sublease to C&W pursuant to a separate agreement, and C&W has agreed to pay a portion of said commission to Klatskin. Landlord and Tenant shall indemnify each other against liability in connection with a breach of the indemnitor's representation and warranty in this Paragraph and in connection with any claim for a brokerage commission arising out of any conversations or negotiations had by indemnitor with any broker other than Broker.

         17. Inspection. Subtenant acknowledges that Subtenant has inspected the Sublease Premises and agrees to accept the same in an "as is" condition, subject to completion of Sublandlord's Work (as hereinafter defined).

         18. Right of First Offer. Sublandlord grants to Subtenant a right of first offer (hereinafter the "First-Offer Right") with respect to that space located on the fourth (4th) floor of the Building shown by cross-hatching on Exhibit E hereto (hereinafter the "First-Offer Space"). Subtenant's First-Offer Right shall be on the following terms and conditions:

              (a) Superior Rights. The First-Offer Right shall begin only after the expiration or earlier termination of that certain sublease dated December 15, 1995, between ITT Destinations, Inc. (now known as ITT Corporation, a Nevada corporation), as sublandlord, and ITT Corporation, a Delaware corporation (the successor to which by merger is ITT Industries, Inc., an Indiana corporation), as subtenant, as such sublease may have been or may hereafter be modified or amended, including, without limitation, all renewals and extensions of such sublease (whether or not such renewal and extension is under an express provision of such sublease or consummated under a sublease amendment or a new sublease) (such sublease as modified or amended, renewed and extended being hereinafter referred to as the "ITT Industries Sublease").

              (b) Procedure for Sublandlord's Offer. Sublandlord shall provide Subtenant with written notice (hereinafter the "First-Offer Notice") from time to time when Sublandlord determines that any First-Offer Space will become available for sublease to third parties. Sublandlord shall provide the First-Offer Notice to Subtenant within one hundred eight (180) days before the First-Offer Space will be available for sublease. The First-Offer Notice shall:

              (i) Describe the First-Offer Space that will become available for sublease (hereinafter the "Specific First-Offer Space") and the date (hereinafter the "Availability Date") that it will be available for subletting (which date shall be no less than sixty
                    (60) days after the date of the First Offer Notice);

              (ii) State Sublandlord's determination of the Fair Market Rental Value of that space (as defined in subparagraph 18(i) below) determined on a per square foot of Gross Floor Space basis; and

              (iii) State the number of square feet of Gross Floor Space included within such space.

              (c) Procedure for Subtenant's Acceptance. If Subtenant wishes to exercise Subtenant's First-Offer Right with respect to the Specific First-Offer Space, Subtenant shall, within twenty (20) business days after delivery of the First-Offer Notice to Subtenant, deliver notice to Sublandlord of Subtenant's intention to exercise its First-Offer Right with respect to all the Specific First-Offer Space. The annual fixed rent (Sublease Fixed Rent) for Specific First-Offer Space shall be as follows:

              (i) if the commencement of the term of the subleasing of the Specific First-Offer Space shall commence prior to January 1, 1999, the annual fixed rent shall be the lesser of (i) a sum equal to Eighteen Dollars ($18.00) per each square foot of Gross Floor Space contained within the Specific First-Offer Space and (ii) a sum equal to seventy-five percent (75%) of the Fair Market Rental Value of the Specific First Offer Space as of the Availability Date;

              (ii) if the commencement of the term of the subleasing of the Specific First-Offer Space shall commence on or after January 1, 1999, but before January 1, 2001, the annual fixed rent shall be the lesser of (i) a sum equal to Sixteen Dollars ($16.00) per each square foot of Gross Floor Space contained within the Specific First Offer Space and (ii) a sum equal to seventy-five percent (75%) of the Fair Market Rental Value of the Specific First Offer Space as of the Availability Date;

              (iii) if the commencement of the term of the subleasing of the
                    Specific First-Offer Space shall commence on or after January 1, 2001, but before January 1, 2003, the annual fixed rent shall be the lesser of (i) a sum equal to Fourteen Dollars ($14.00) per each square foot of Gross Floor Space contained within the Specific First Offer Space and (ii) a sum equal to seventy-five percent (75%) of the Fair Market Rental Value of the Specific First Offer Space as of the Availability Date; and

              (iv) if the commencement of the term of the subleasing of the Specific First-Offer Space shall commence on or after January 1, 2003, the annual fixed rent shall be the lesser of (i) a sum equal to Twelve Dollars ($12.00) per each square foot of Gross Floor Space contained within the Specific First Offer Space and (ii) a sum equal to seventy-five percent (75%) of the Fair Market Rental Value of the Specific First Offer Space as of the Availability Date.

If Subtenant, concurrently with Subtenant's exercise of the First-Offer Right, notifies Sublandlord that it does not accept Sublandlord's determination of the Fair Market Rental Value set forth in the First-Offer Notice, the Fair Market Rental Value of the Specific First-Offer Space shall be determined in accordance with the procedure set forth in subparagraph 18(j) below. Otherwise, the Fair Market Rental Value shall be as set forth in Sublandlord's First-Offer Notice. Subtenant must elect to exercise its First-Offer Right, if at all, only with respect to all the space offered by Sublandlord to Subtenant at any particular time, and Subtenant may not elect to sublease only a portion of that space.

              (d)   Effect of Subtenant's Failure to Exercise First-Offer
Right. If Subtenant does not exercise its First-Offer Right within the response period specified in subparagraph 18(c) above, the First-Offer Right shall terminate for the Specific First-Offer Space and Sublandlord shall be free to sublease that space to anyone on any terms at any time during the Term, without any obligation to provide Subtenant with a further right to sublease that space.

              (e) Restrictions on First-Offer Right. The Subtenant may exercise the First-Offer Right only if Subtenant occupies at least fifty (50%) of the Sublease

Premises as of the date of the First-Offer Notice. Subtenant shall not have the right to Sublease First-Offer Space if Subtenant is in monetary or other material default under this Sublease beyond the expiration of any applicable grace and notice periods as of the date of the attempted exercise of the First-Offer Right by Subtenant or (at Sublandlord's option) as of the scheduled date of delivery of the Specific First-Offer Space to Subtenant. Subtenant shall have no right to sublease the Specific First-Offer Space unless Overlandlord shall have consented to such subletting in accordance with the provisions of the Overlease.

              (f) Delivery of First-Offer Space. If Subtenant timely and validly exercises the First-Offer Right, Sublandlord shall tender the Specific First-Offer Space to Subtenant on a date selected by Sublandlord (hereinafter the "Delivery Date") that is (i) no sooner than the last to occur of (1) Sublandlord's receipt of written consent from Overlandlord to the subleasing of the Specific First-Offer Space to Subtenant and (2) sixty (60) days after the date of the First-Offer Notice, and (ii) no later than one hundred eighty (180) days after the date of the First-Offer Notice. Subtenant agrees upon request of Sublandlord to enter into Overlandlord's usual consent to sublease form in connection with any such subleasing. Sublandlord shall not be liable to Subtenant or otherwise be in default under this Sublease if Sublandlord is unable to tender the Specific First-Offer Space to Subtenant on the projected Delivery Date due to the failure of any other subtenant to timely vacate and surrender to Sublandlord the Specific First-Offer Space or any portion of it. Sublandlord agrees to use reasonable efforts to cause any such other subtenant to vacate.

              (g) Terms and Conditions Applicable to First-Offer Space. If Subtenant timely and validly exercises the First-Offer Right, then, beginning on the Delivery Date and continuing for the balance of the Term of this Sublease:

              (i) The Specific First-Offer Space shall be part of the Sublease Premises under this Sublease (so that the term "Sublease Premises" in this Sublease shall refer to the space in the Sublease Premises immediately before the Delivery Date plus the Specific First-Offer Space);

              (ii) The amount of Sublease Fixed Rent for the Specific First-Offer Space shall be the amount as determined pursuant to subparagraph 18(c);

              (iii) The Sublease Base Year shall remain January 1, 1997, with respect to the Specific First-Offer Space.

              (iv) Subtenant's Fraction (set forth in Paragraph 4(a) of this Sublease) shall be appropriately increased based on the number of square feet of Gross Floor Space included within the Specific First-Offer Space;

           (v) An appropriate adjustment shall be made to Paragraph 12 of this Sublease so that Subtenant shall be obligated to pay for all electricity supplied to the Specific First-Offer Space;

           (vi) An appropriate proportionate increase shall be made to Subtenant's Parking Area to include the number of parking spaces allocated to the Specific First-Offer Space under the prior subleasing of such space;

           (vii) The provisions of Paragraphs 19 and 20 of this Sublease shall not be applicable to the Specific First-Offer Space; and

           (viii) The amount of the Security Funds referred to in Paragraph 11 of this Sublease shall be increased by an amount equal to the annual amount of Sublease Fixed Rent payable with respect to the Specific First-Offer Space, but shall be subject to prorata reductions at the times and under the conditions as specified in said Paragraph 11.

Subtenant's sublease of the Specific First-Offer Space shall be on the same terms and conditions as affect the original Sublease Premises from time to time, except as otherwise provided in this subparagraph 18(g). Subtenant's obligation to pay Sublease Fixed Rent with respect to the Specific First-Offer Space shall begin as follows:

           (1) if the Delivery Date with respect to the Specific First-Offer Space shall occur prior to January 1, 1999, one hundred fifty
                  (150) days including and after the Delivery Date;

           (2) if the Delivery Date with respect to the Specific First-Offer Space shall occur on or after January 1, 1999, but before January 1, 2001, one hundred twenty (120) days including and after the Delivery Date;

           (3) if the Delivery Date with respect to the Specific First Offer Space shall occur on or after January 1, 2001, but before January 1, 2003, ninety (90) days including and after the Delivery Date; and

           (4) if the Delivery Date with respect to the Specific First-Offer Space shall occur on or after January 1, 2003, sixty (60) days including and after the Delivery Date.

The obligation to pay Sublease Additional Charges with respect to the Specific First-Offer Space shall commence on the Delivery Date. The Specific First-Offer Space shall be subleased to Subtenant in its "as-is" condition, free of all tenancies (except for the

Overlease) and occupants, and Sublandlord shall not be required to construct any improvements in, or contribute any tenant improvement allowance for, the Specific First-Offer Space, except that if the Specific First-Offer Space is less than all of the First-Offer Space, Sublandlord, at its sole cost and expense, shall construct any fire-rated demising walls that may be required to separate the Specific First-Offer Space from the balance of the First-Offer Space. Subtenant's construction of any improvements in the Specific First-Offer Space shall comply with Article 15 of the Overlease to the extent incorporated into this Sublease.

            (h) Confirmation of Terms. If Subtenant timely and validly exercised the First-Offer Right, Sublandlord and Subtenant shall, no later than thirty (30) days before the Delivery Date for the Specific First-Offer Space, confirm in an agreement amending this Sublease, the addition of the Specific First-Offer Space to the Sublease Premises on the terms and conditions set forth in this Paragraph 18. The agreement amending this Sublease shall confirm:

            (i) The number of square feet of Gross Floor Space of the Sublease Premises with the addition of the Specific First-Offer Space;

            (ii) Subtenant's Fraction with the addition of the number of square feet of Gross Floor Space of the Specific First-Offer Space to the number of square feet of Gross Floor Space of the Sublease Premises;

            (iii) The number of parking spaces, both under the Building (to include location) and outside, included within Subtenant's Parking Area with the addition of the Specific First Offer Space to the Sublease Premises;

            (v) The Sublease Fixed Rent commencement date for the Specific First-Offer Space;

            (vi) Subtenant's obligation to pay Sublease Additional Charges with respect to the period from and after the Delivery Date, including, without limitation, electricity supplied to the Specific First-Offer Space; and

            (vii) Any other terms that either party reasonably requests be confirmed with respect to the Specific First-Offer Space.

The actual Delivery Date shall be confirmed in writing between Sublandlord and Subtenant within thirty (30) days after the occurrence of the Delivery Date.

            (i) Fair Market Rental Value. For purposes of this Paragraph 18, Fair Market Rental Value of the Specific First-Offer Space is the rental rate, determined in accordance with this subparagraph 18(i) (on a per square foot of Gross Floor Space basis), at which tenants are leasing "comparable space" (as hereinafter defined) on the Availability Date specified in the First-Offer Notice. For this purpose, "comparable space" is office space that is:

           (i)   Not subleased;

           (ii)  Not subject to another tenant's expansion rights;

           (iii) Not leased to a tenant that holds an ownership interest in its landlord;

           (iv) Not leased to a tenant under a renewal or extension of a lease;

           (v) Comparable in size, location and quality to the Specific First-Offer Space;

           (vi) Leased for a term comparable to Subtenant's subleasing of the Specific First-Offer Space; and

           (vii) Located in the Building and in other comparable office buildings and office building projects located in the greater Meadowlands market that are comparable in age, location, quality of construction, services and amenities.

           (j) Rental Rate of Comparable Space. In determining the rental rate of comparable space (which shall be determined on a per square foot of Gross Floor Space basis), the parties shall include all escalations and take into consideration the following concessions:

           (i) Rental abatement concessions, if any, being granted to tenants in connection with the comparable space; and

           (ii) Tenant improvements or allowances provided or to be provided for the comparable space, taking into account the value of the existing improvements in the Specific First-Offer Space, based on the age, quality and layout of the improvements.

           (k) Resolving Disagreement Over Fair Market Rental Value. If Subtenant timely and effectively objects to Sublandlord's determination of Fair Market Rental Value under subparagraph 18(c) above, the disagreement shall be resolved under this subparagraph 18(j) as follows:

           (i) Sublandlord and Subtenant shall diligently attempt in good faith to agree on the Fair Market Rental Value on or before the tenth (10th) business day after Subtenant's objection to the Fair Market Rental Value (hereinafter "Outside Agreement Date").

           (ii) If Sublandlord and Subtenant fail to reach agreement on or before the Outside Agreement Date, Sublandlord and Subtenant shall each make a separate determination of the Fair Market Rental Value and notify the other party of the determination within five (5) business days after the Outside Agreement Date.

                 (a) If each party makes a timely determination of the Fair Market Rental Value, those determinations shall be submitted to arbitration in accordance with subparagraph 18(j)(iii).

                 (b) If Sublandlord or Subtenant fails to make a determination of the Fair Market Rental Value within the five (5) business day period, that failure shall be conclusively considered to be that party's approval of the Fair Market Rental Value submitted within the five (5) business day period by the other party.

           (iii) If both parties make timely individual determinations of the Fair Market Rental Value under subparagraph 18(j)(ii)(a), the Fair Market Rental value shall be determined by arbitration under this subparagraph 18(j)(iii).

                 (a) The determination of the arbitrator(s) shall be limited to the sole issue of whether Sublandlord's or Subtenant's submitted Fair Market Rental Value is the closest to the actual Fair Market Rental Value as determined by the arbitrators, taking into account the requirements of subparagraph 18(i).

                 (b) The arbitrator(s) must be a licensed real estate broker or appraiser who is a member of the American Institute of Real Estate Appraisers who has been active in the leasing or appraising, as the case may be, of commercial office properties comparable to the Building in the greater Meadowlands market over the five (5) year period ending on the date of his/her appointment as arbitrator(s).

                 (c) Within fifteen (15) days after the Outside Agreement Date, Sublandlord and Subtenant shall each appoint one arbitrator and notify the other party of the name and business address of such arbitrator.

                 (d) If each party timely appoints an arbitrator, the two (2) arbitrators shall, within ten (10) days after the appointment of the second arbitrator, agree on and appoint a third arbitrator (who shall be qualified under the same criteria set forth above for qualification of the initial two (2) arbitrators) and provide notice to Sublandlord and Subtenant of the arbitrator's name and business address.

                 (e) Within thirty (30) days after the appointment of the third arbitrator, the three (3) arbitrators shall decide whether the parties will use Sublandlord's or Subtenant's submitted Fair Market Rental Value and shall notify Sublandlord and Subtenant of their decision. The decision of the majority of the three (3) arbitrators shall be binding on Sublandlord and Subtenant.

                 (f) If either Sublandlord or Subtenant fails to appoint an arbitrator within fifteen (15) days after the Outside Agreement Date, the arbitrator timely appointed by one of them shall reach a decision and notify Sublandlord and Subtenant of that decision within (30) days after the arbitrator's appointment. The arbitrator's decision shall be binding on Sublandlord and Subtenant.

                 (g) If each party appoints an arbitrator in a timely manner, but the two (2) arbitrators fail to agree on and appoint a third arbitrator within the required period, the arbitrators shall be dismissed without delay and the issue of Fair Market Rental Value shall be submitted to binding arbitration in Newark, New Jersey under the "expedited arbitration" procedures of the commercial arbitration rules then in effect of the American Arbitration Association, or its successor, subject to the provisions of this Paragraph 18.

                 (h) If Sublandlord and Subtenant each fail to appoint an arbitrator in a timely manner, the matter to be decided shall be submitted without delay to binding arbitration in Newark, New Jersey under the "expedited arbitration" procedures of the commercial arbitration rules then in effect of the American Arbitration Association, or its successor, subject to the provisions of this Paragraph 18.

                 (i) The cost of the arbitration shall be paid by the losing party, but each party shall pay its own experts and attorneys' fees.

       19.    Subtenant's Work/Sublandlord's Work.

              (a) Subtenant hereby covenants and agrees that Subtenant will, at Subtenant's own cost and expense (except as hereinafter expressly provided), and in a good and workmanlike manner and in accordance with all applicable Legal Requirements and Insurance Requirements, perform any work or installations in and to the Sublease Premises required to prepare the Sublease Premises for Subtenant's occupancy (hereinafter "Subtenant's Work"), other than those items set forth in subparagraph 19(a)(iii) (hereinafter "Sublandlord's Work"). Subtenant's Work shall be performed in accordance with the provisions of Article 15 of the Overlease to the extent incorporated into this Sublease, this Paragraph 19 and all other applicable provisions of this Sublease (in the event of any conflict, the provisions of this Paragraph 19 shall control).

              (i) Subtenant, at Subtenant's expense, shall cause to be prepared by an architect licensed to practice in the State of New Jersey, a final set of plans and specifications for Subtenant's Work (which said final set of plans and specifications are herein called the "final plan"), which shall contain complete information and dimensions necessary for the construction and finishing of the Sublease Premises and for the engineering in connection therewith and bear the seal or other indication of approval by such architect. One complete set of the final plan shall be (a) submitted by Subtenant to Sublandlord for Sublandlord's written approval, which approval shall not be unreasonably withheld, conditioned or delayed, and
                      (b) submitted by Subtenant to Overlandlord for its written consent thereto, in accordance with the provisions of the Overlease. Sublandlord shall respond to Subtenant's request for Sublandlord's approval of Subtenant's final plan within five (5) business days from the submission thereof to Sublandlord and shall respond to Subtenant's request for Sublandlord's approval of any revisions in the final plan within five (5) business days of submission thereof. If no response is given by Sublandlord to Subtenant with respect to such request for approval within said respective periods, then Sublandlord shall be deemed to have approved such request. If Sublandlord shall disapprove the final plan or any revision thereof, Sublandlord shall set forth in reasonable detail its reasons for such disapproval. Sublandlord has approved the preliminary plans (hereinafter "Preliminary Plans") for Subtenant's Work (which set of Preliminary Plans are listed on Exhibit I attached hereto and made a part hereof). Sublandlord shall not be deemed unreasonable in withholding its approval to the extent that the final plan or any revisions thereof prepared by Subtenant pursuant hereto involves the performance of work or the installation in the Sublease Premises of materials or equipment which are not at least equal in quality and class to the existing installation in the Sublease Premises. Any request by Subtenant for Sublandlord's approval of revisions to the final plan shall be promptly forwarded by Sublandlord to Overlandlord for its consent. Failure to obtain Overlandlord's written consent to any such revision shall not be the basis for any right to terminate this Sublease by either Sublandlord or Subtenant. Anything in this Sublease to the contrary notwithstanding, if, as part of Overlandlord's consent to any revisions to the final plan Overlandlord does not specify that Sublandlord shall have no obligation at the expiration of the Overlease to remove Subtenant's Work encompassed within such revisions and restore the Sublease Premises to their condition prior to the making of such revisions, then Sublandlord's approval of such revisions shall be deemed revoked and such revisions shall not be made unless and until Subtenant shall agree in writing with Sublandlord that Subtenant, at its sole cost and expense, shall, if demanded by Sublandlord at any time prior to the expiration of this Sublease, remove at the expiration of this Sublease, Subtenant's Work encompassed within such revisions and restore the portion of the Sublease Premises which were affected by such revisions to their condition existing prior to the making of such revisions.

              (ii) In accordance with the final plan and any approved revisions thereof, Subtenant, at Subtenant's expense (except as hereinafter expressly provided), will promptly commence and thereafter complete Subtenant's Work as specified in the final plan within six (6) months after the date on which Subtenant's final plan has been approved or consented to by Sublandlord and Overlandlord (subject to conditions of force majeure, including, without limitation, the obtaining of requisite permits and approvals from cognizant governmental authorities and other conditions beyond the reasonable control of Subtenant). Subtenant agrees that Subtenant's Work will be made and performed (a) in such manner as not to unreasonably interfere with Overlandlord in the construction, maintenance, repair or operation of the Building, and if any additional expense shall be incurred by Overlandlord after notice to Subtenant as a result of Subtenant's Work, Subtenant shall pay or reimburse Sublandlord for any such additional expense within twenty
                      (20) days after demand, and (b) so as not to unreasonably interfere with the business of Sublandlord, or the occupants of other parts of the Building and to the structural and mechanical parts of the Building and Subtenant will, at its own cost and expense, leave all structural and mechanical parts of the Building which shall or may be affected by Subtenant's Work in as good operating condition as existed immediately prior to the commencement of any Subtenant's Work affecting the same. At any and all times during the progress of Subtenant's Work, Sublandlord and Overlandlord, at no additional cost to Subtenant, shall be entitled to have a representative or representatives on the site to inspect Subtenant's Work and such representative or representatives shall have reasonable access to any and every part of the Sublease Premises, but the provisions of this sentence shall not create any obligation on Sublandlord's or Overlandlord's part to perform such inspection and neither Sublandlord nor Overlandlord shall incur any obligation, liability or responsibility to Subtenant or any third party by reason of such access and inspection. Before proceeding with Subtenant's Work, Subtenant shall submit to Sublandlord for Sublandlord's approval (which shall not be unreasonably withheld, conditioned or delayed) and the approval of Overlandlord in accordance with the provisions of the Overlease, the names of the general contractor and subcontractors who are to do Subtenant's Work. Subtenant shall have the right, with the consent of Sublandlord and Overlandlord to change its final plans for Subtenant's Work, which consent by Sublandlord shall not be unreasonably withheld, conditioned or delayed. Subtenant shall not be required to obtain Sublandlord's consent with respect to minor non-structural or decorative changes or because of field conditions. Such contractors shall use only employees for Subtenant's Work who will work harmoniously with other employees on the job.

              (iii)   Sublandlord agrees to perform and complete within thirty
                      (30) days after the Commencement Date the following work (herein "Sublandlord's Work") in the Overlease Premises, at Sublandlord's sole cost and expense, in a good and workmanlike manner, and in compliance with applicable Legal Requirements and Insurance Requirements:

                      (1) Construct any fire-rated demising walls and doors necessary to separate the Sublease Premises from the balance of the Overlease Premises;

                      (2) Segregate from the submeter(s) currently measuring electricity supplied to the Overlease Premises, the electrical service being supplied to that portion of the Overlease Premises subleased by the ITT Industries Sublease (hereinafter the "Industries Premises"); and

                      (3) Connect all electric service being provided to the Industries Premises to an independent power panel.

                 If Sublandlord shall fail to substantially complete Sublandlord's Work within thirty (30) days after the Commencement Date and such failure to complete shall cause a material delay in Subtenant's completion of Subtenant's Work on the fourth (4th) floor of the Sublease Premises such that Subtenant is delayed in occupying for its business purposes, all or a portion of the said fourth (4th) floor of the Sublease Premises, then, provided Subtenant notifies Sublandlord within five (5) business days after the commencement and end of each such period of delay, the Rent Commencement Date, as it applies to such fourth (4th) floor space that Subtenant has been so delayed in occupying, shall be extended on a "day-for-day basis", for each day that such occupancy by Subtenant is so delayed by reason of such failure by Sublandlord.

           (b)   The following conditions shall also apply to Subtenant's Work:

           (i) all Subtenant's Work shall be of material, manufacture, design and capacity consistent with a first class office installation;

           (ii) Subtenant, at Subtenant's sole cost and expense, shall (a) file with governmental authorities any required architectural, mechanical and electrical drawings and obtain all necessary permits and certificates for the commencement and preparation of Subtenant's Work and for final approval thereof upon completion, and (b) furnish and perform all engineering and engineering drawings in connection with Subtenant's Work. Subtenant shall obtain Sublandlord's approval of the drawings referred to in clauses (a) and (b) of this subparagraph 20(b)(ii), which approval shall not be unreasonably withheld, conditioned or delayed;

           (iii) Subtenant shall use an engineer approved by Sublandlord (which approval by Sublandlord shall not be unreasonably withheld, conditioned or delayed) and Overlandlord in accordance with the provisions of the Overlease, with respect to the preparation of Subtenant's engineering drawings in connection with Subtenant's Work;

           (iv) all construction workers shall use only the freight elevators. All deliveries of materials shall be made during non-Business Hours using the freight elevator only, except to the extent that Overlandlord consents in writing (a) to the delivery of materials during Business Hours and/or (b) to the use of passenger elevators; provided, however, that such delivery and/or use does not materially interfere with Sublandlord's or its subtenant's access to that portion of the Overlease Premises not included within the Sublease Premises. Subtenant shall coordinate delivery schedules with Overlandlord's building manager;

           (v) Subject to the Work Credit (as hereinafter defined), Subtenant shall pay to Sublandlord within twenty (20) days after demand, as Sublease Additional Charges, all actual, out-of-pocket costs incurred by Sublandlord as the result of the performance of Subtenant's Work, including, without limitation, charges incurred by Sublandlord for the use by Subtenant of the freight elevators at Overlandlord's then established rates therefor, any additional services other than those specifically hereinabove listed which Subtenant shall request from Sublandlord, and cleaning and garbage removal within the Sublease Premises if performed by or for the benefit of Sublandlord at Subtenant's request. There shall be no charge to Subtenant with respect to review of final plans or for Subtenant's initial move (furniture, equipment, files and personnel) into the Sublease Premises; and

           (vi) Throughout the performance of Subtenant's Work, Subtenant shall carry, or cause to be carried, workmen's compensation insurance in statutory limits and general liability insurance, with completed operation endorsement, for any occurrence in or about the Building, under which Overlandlord and Sublandlord and any Superior Lessor whose name and address shall previously have been furnished to Subtenant shall be named as parties insured, in such limits as Overlandlord and Sublandlord may reasonably require with insurers reasonably satisfactory to Overlandlord and Sublandlord. Subtenant shall furnish Landlord with reasonably satisfactory evidence that such insurance is in effect at or before the commencement of Subtenant's Work and at reasonable intervals thereafter during the performance of Subtenant's Work.

           (c) It is understood that Overlandlord shall not furnish any cleaning services to any portion of the Sublease Premises until Subtenant commences occupancy of such portion of the Sublease Premises for the conduct of its business. Subtenant, at Subtenant's cost, shall be responsible for removal of Subtenant's refuse and rubbish during the period that Subtenant's Work is in progress in the Sublease Premises.

          (d)(i) So long as Subtenant is not in default in the performance of its monetary or other material obligations under this Sublease beyond the expiration of any applicable grace and notice periods, Sublandlord shall provide Subtenant with an allowance in the maximum amount of Five Hundred Twelve Thousand Three

                      Hundred Twenty-Five and 00/100 Dollars ($512,325.00) (hereinafter called the "Work Credit"), which Work Credit shall be applied solely against the costs and expenses incurred by Subtenant with respect to or in connection with the performance of Subtenant's Work, including, without limitation, architectural and engineering fees, but excluding the costs of the initial move-in by Subtenant into the Sublease Premises and the cost of furniture and furnishings. In the event that the cost and expense of such actual construction work shall exceed the amount of the Work Credit, Subtenant shall be entirely responsible for such excess. Anything contained in this Sublease to the contrary notwithstanding, the obligation of Sublandlord to pay, advance or otherwise be responsible for the Work Credit, in whole or in part, shall not arise unless and until a Sublease Occupancy Event shall have occurred.

             (ii) The Work Credit shall be payable to Subtenant in installments as Subtenant's Work in the Sublease Premises progresses, but in no event more frequently than monthly. Prior to the payment of any such installment, Subtenant shall deliver to Sublandlord a written request for disbursement in a form reasonably satisfactory to Sublandlord, which requisition shall be accompanied by (1) invoices for Subtenant's Work performed since the last disbursement of the Work Credit, (2) paid invoices for Subtenant's Work performed before the last disbursement of the Work Credit, (3) a certificate signed by Subtenant's architect certifying that Subtenant's Work represented by the aforesaid invoices has been satisfactorily completed in accordance with the final plan and stating that in such architect's opinion, the amount requisitioned does not exceed the fair and reasonable cost of Subtenant's Work for which the requisition is submitted, (4) a certificate signed by an officer of Subtenant stating that to the best knowledge and belief of Subtenant, the statements made in the architect's certificate are true and correct, and further stating that there are no outstanding mechanic's or other liens filed against the Sublease Premises or the Building as the result of Subtenant's Work, and (5) lien waivers by contractors, subcontractors and all materialmen for all work completed by them up to the time covered by the previous requisition paid by Sublandlord.

             (iii) Any portion of the Work Credit remaining unpaid with respect to payments for Subtenant's Work shall be paid by Sublandlord to Subtenant upon the completion of Subtenant's Work and upon receipt from Subtenant of a requisition with attachments as provided in subparagraph
                      (ii) above, together with (1) a certificate signed by Subtenant's architect and an officer of Subtenant certifying that Subtenant's Work has been substantially completed in accordance with the final plan, (2) all governmental sign-offs, inspection certificates and any permits required to be issued by any governmental entities having jurisdiction thereover, and (3) final lien waivers from all materialmen, contractors and subcontractors performing Subtenant's Work for all of Subtenant's Work performed by them. If any portion of the Work Credit remains unadvanced following final payment towards Subtenant's Work referred to in this paragraph (iii) above, then, at the request of Subtenant, such remaining portion of the Work Credit shall be credited against Sublease Fixed Rent and Sublease Additional Charges as the same becomes payable under this Sublease.

      20. Sublandlord's Systems and Equipment. Sublandlord agrees and Subtenant acknowledges that Sublandlord's Personal Property, as more particularly described on Exhibit F hereto, is being left at the Sublease Premises for Subtenant's use during the Term and at no additional cost to Subtenant. Sublandlord shall not be responsible for the repair and maintenance of Sublandlord's Personal Property. Sublandlord shall promptly after the occurrence of the Commencement Date deliver to Subtenant a bill of sale to the Sublandlord's Personal Property, other than the cafeteria property described in said Exhibit F, which bill of sale shall be without representation or warranty of any kind, either express or implied, other than warranty of title. Provided Subtenant is not in default in the performance of its monetary or material obligations under this Sublease beyond the expiration of applicable grace or notice periods, Sublandlord shall, at the request of Subtenant, deliver such a bill of sale to Subtenant for such cafeteria property promptly following the eighteenth (18th) month after the Commencement Date.

      21. Building Name. Sublandlord grants to Subtenant its exclusive right (granted to Sublandlord under Section 21.04 of the Overlease) to name (and from time to time to change such name) the Building and to have such name or its corporate name and/or logo appear on one or more places on the exterior surfaces of the Building, at Subtenant's sole cost and expense. Such displays shall be in keeping with a first class office park and shall be removed by Subtenant upon expiration or earlier termination of this Sublease. Subtenant shall also have the nonexclusive right to install and maintain at its cost and expense, at appropriate locations to be selected with the approval of Sublandlord and Overlandlord, which approval by Sublandlord shall not be unreasonably withheld, conditioned or delayed, within the Interior Common Areas of the Building, signs, displays and directories identifying and locating corporate products and organizational elements and personnel in the Building.

      22.    Representations. Warranties and Covenants of Sublandlord.

             (a) Sublandlord represents and warrants to, and agrees with Subtenant as follows as of the date of execution and delivery of this Sublease:

             (i) the Overlease is in full force and effect in accordance with, and subject to, all of the terms, covenants, conditions and agreements contained therein;

             (ii) the Overlease has not been modified, amended or supplemented, except as set forth herein and in the Exhibit A annexed hereto:

             (iii) Sublandlord has not given or received any notice of any default under the Overlease, which default remains uncured, and, to the best of its knowledge, no event has occurred or failed to occur which with the passage of time and/or the giving of notice would ripen into such a default;

             (iv) Sublandlord has not received any written notice of violation of any Legal Requirements or Insurance Requirements, or Environmental Laws or with respect to any Hazardous Materials relating to the Demised Premises; and

             (v) Sublandlord shall pay all rent and perform all obligations required to be performed by Sublandlord under the Overlease (and not assumed by Subtenant under this Sublease) and shall indemnify and hold Subtenant harmless from any and all cost, damage, liability or expense (including, but not limited to, reasonable attorneys' fees) incurred by Subtenant as a result of a breach of this subparagraph (v); provided, however, Sublandlord shall not be liable for and shall not indemnify and hold Subtenant harmless with respect to consequential damages arising out of the loss of use of the Sublease Premises or any equipment or facilities therein by Subtenant or any person, corporation, partnership, limited liability company or any other business entity claiming through or under Subtenant.

             (vi)     Sublandlord shall not (1), except as provided under
                      Article 24 and 25 and Subsections 39.19 (d) and (g) of the Overlease, cancel, surrender or terminate the Overlease, or (2) amend or modify the Overlease, the result of which would materially and adversely affect Subtenant's rights or obligations hereunder or with respect to the Sublease Premises, and, any such cancellation, surrender, termination (except as provided under said Article 24 and 25 and Subsections 39.19 (d) and (g)), amendment or modification of the Overlease made without Subtenant's written consent shall not be binding on Subtenant to the extent the same materially decreases the rights or materially increases the obligations of Subtenant with respect to the Sublease Premises or this Sublease;

             (vii) there is no pending or, to the best of Sublandlord's knowledge, threatened litigation affecting Sublandlord's interest in the Overlease or the Sublease Premises;

             (viii) there is no litigation pending between Sublandlord and Overlandlord;

             (ix) Sublandlord has all requisite corporate power and authority to execute, deliver and perform its obligations under this Sublease and the Overlease and the officer(s) of Sublandlord executing and delivering this Sublease on behalf of Sublandlord have the requisite authority to perform such acts on behalf of Sublandlord;

             (x) Sublandlord shall, promptly following receipt thereof, deliver to Subtenant a copy of any notice received by it from Overlandlord which would have any effect upon the Sublease Premises or this Sublease. Failure by Sublandlord to deliver to Subtenant any such notice shall have no effect whatsoever on the performance by Subtenant of its obligations under this Sublease;

             (xi) The improvements made by or for Sublandlord within the Sublease Premises contain no asbestos or asbestos-containing materials; and

             (xii) Sublandlord agrees that, with respect to any nondisturbance agreement it has or may hereafter enter into with respect to the Overlease, it will enforce for the benefit of the Sublease Premises and Subtenant the terms of any such agreement of nondisturbance that it has the right to enforce.

      23. Representations, Warranties and Covenants of Subtenant. Subtenant represents and warrants to, and agrees with Sublandlord as follows as of the date of execution and delivery of this Sublease:

             (i) Subtenant has all requisite power and authority to execute, deliver and perform its obligations under this Sublease and the member of Subtenant executing and delivering this Sublease on behalf of Subtenant has the requisite authority to perform such acts on behalf of Subtenant;

             (ii) Subtenant is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and is in good standing under the laws of, and is qualified to do business in, the State of New Jersey;

             (iii) Each of Subtenant and Genesis Direct, Inc. has all requisite power and authority to carry on the business in which it is now engaged. Neither Subtenant nor Genesis Direct, Inc., nor the members or principal officers, as the case may be, of either of them, are subject to any agreement or restriction which would prevent or limit the ability of Subtenant, Genesis Direct, Inc., or such members or principal officers from conducting the business of Subtenant or Genesis Direct, Inc. as it is now being conducted; and

             (iv) Subtenant agrees that if it operates a cafeteria in the Sublease Premises and permits other occupants of the Building to use and purchase prepared food from such cafeteria, it will charge the officers or employees of ITT Industries, Inc. that are employed in the Industries Premises, and their business guests, no more for such prepared food than it charges Subtenant's employees.

      24. Roof. Without any increase in Sublease Fixed Rent or Sublease Additional Charges, or in Subtenant's obligations hereunder, but at no cost to Sublandlord; Subtenant shall have the right, to the extent Sublandlord shall have the right under the Overlease, to the exclusive use of that portion of the roof of the Building as is identified by crosshatching on Exhibit G attached hereto and made a part hereof, including for the installation, in accordance with the provisions of Article 15 of the Overlease (incorporated into this Sublease), operation and maintenance of communications operations facility (including, but not limited to, a microwave radio station) and/or installation of an emergency generator and fuel tank and supplemental HVAC. Subtenant shall be responsible for any repairs or maintenance attributable to Subtenant's use of the roof. In the event Subtenant performs any work in such exclusive roof area, Subtenant shall coordinate same with Overlandlord's property manager so as to avoid the possibility of interfering with any warranties in existence with respect to the roof. Upon expiration of the Term of this Sublease, Subtenant shall remove, at its sole cost and expense, all installations made by Subtenant or an affiliated company from the roof and repair any damage resulting therefrom. Subtenant recognizes that Overlandlord has the right to permit other tenants to utilize any portions of the roof of the Building as are not subject to Sublandlord's exclusive rights under the Overlease, provided such utilization does not interfere with Sublandlord's exclusive use of the roof as provided in
Section 39.10 of the Overlease as modified by the Second Lease Modification Agreement.

      25. Subtenant's Right to Provide Cleaning Services. If Subtenant subleases from Sublandlord all of the First-Offer Space pursuant to its First-Offer Right hereunder, then, from and after the commencement of the term of such subleasing, Subtenant shall have the option of providing its own cleaning services to the Sublease Premises. Subtenant may, upon not less than eighty (80) days' prior written notice to Sublandlord, exercise its option to obtain its own cleaning services or to request that

Sublandlord request Overlandlord to provide, or resume, such cleaning services. Such notice shall specify the date upon which Subtenant desires that Overlandlord shall either cease or recommence the cleaning services, as the case may be; provided, however, such date shall not be earlier than the eightieth
(80th) day from the receipt by Sublandlord of such notice from Subtenant. Upon receipt of such notice from Subtenant, Sublandlord shall, within twenty (20) days thereafter, exercise its option under the Overlease to either, as the case may be, provide its own cleaning services or have Overlandlord provide, or resume, such cleaning services. Notwithstanding the giving of notice by Sublandlord to Overlandlord that Sublandlord will provide its own cleaning services, Sublandlord shall have no obligation to provide such cleaning services, the sole obligation to provide such cleaning services shall be that of Subtenant, and Subtenant shall provide such service to the Sublease Premises at its sole cost and expense, during any period Overlandlord is not required under the Overlease to provide such cleaning services. During any period that Fixed Rent under the Overlease is reduced by reason of Sublandlord's election to provide cleaning services to the Overlease Premises (following Subtenant's exercise, pursuant hereto, of its option to provide its own cleaning services), the Sublease Fixed Rent shall be reduced by the amount by which Fixed Rent under the Overlease is so reduced.

      26. Capitalized Terms. Any capitalized terms not otherwise defined in this Sublease shall have the meanings ascribed to them in the Overlease.

      IN WITNESS WHEREOF, the Sublandlord and the Subtenant have respectively executed this Sublease as of the day and year first above written.


                                ITT CORPORATION

                                By:      /S/ Mark Thomas
                                   -------------------------------------

                                Name:    Mark Thomas
                                     -----------------------------------

                                Title:   Vice President
                                      ----------------------------------


                                GENESIS DIRECT SECAUCUS OPERATIONS, LLC

                                By:  GENESIS DIRECT, INC., its member, manager



                                     By: /s/ Hunter Cohen
                                        --------------------------------
                                        Hunter Cohen
                                        EVP, C.O.O.